Exhibit 4.9

PARKLAND FUEL CORPORATION

5.875% Senior Notes due 2027

INDENTURE

Dated as of July 10, 2019

COMPUTERSHARE TRUST COMPANY, N.A.,

as U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Canadian Trustee

i

Section 7.8	Successor Trustees by Merger	97

Section 7.9	Eligibility; Disqualification	97

Section 7.10	No Liability for Co-Trustee	98

Section 7.11	Canadian Trustee	98

ARTICLE VIII DISCHARGE AND DEFEASANCE		98

Section 8.1	Satisfaction and Discharge	98

Section 8.2	Option to Effect Legal Defeasance or Covenant Defeasance	99

Section 8.3	Legal Defeasance and Discharge	99

Section 8.4	Covenant Defeasance	99

Section 8.5	Conditions to Legal or Covenant Defeasance	100

Section 8.6	Application of Trust Funds	101

Section 8.7	Repayment to the Issuer	102

Section 8.8	Continuance of Rights, Duties and Obligations	102

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER		103

Section 9.1	Ordinary Consent	103

Section 9.2	With Consent of Holders of Securities	103

Section 9.3	Without Consent of Holders of Securities	104

Section 9.4	Form of Consent	104

Section 9.5	Notice of Amendments	104

Section 9.6	Supplemental Indentures	104

ARTICLE X SUBSIDIARY GUARANTEES		105

Section 10.1	Subsidiary Guarantees	105

Section 10.2	Limitation on Liability	109

Section 10.3	Execution and Delivery of Subsidiary Guarantee	109

Section 10.4	Successors and Assigns	109

Section 10.5	No Waiver	108

Section 10.6	Right of Contribution	108

Section 10.7	No Subrogation	108

Section 10.8	Modification	108

Section 10.9	Release of Guarantee	109

v

EXHIBITS

Exhibit A	Form of Security

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Supplemental Indenture to be Delivered by Future Guarantors

THIS INDENTURE, dated as of July 10, 2019, is among PARKLAND FUEL CORPORATION, a corporation amalgamated under the laws of the Province of Alberta (the “Issuer”), each of the GUARANTORS (as defined herein) and COMPUTERSHARE TRUST COMPANY, N.A., as U.S. trustee (the “U.S. Trustee”), and COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s 5.875% Senior Notes due 2027 issued on the date hereof (the “Initial Securities”) and the Holders of any Additional Securities (as hereinafter defined) issued hereafter:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend, the Private Placement Legend and the Canadian Legend, that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 144A.

“2026 Notes Issue Date” means March 23, 2018.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any of its Restricted Subsidiaries, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is amalgamated, merged or consolidated with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person.

“Additional Securities” means any Securities (other than the Initial Securities) issued under this Indenture in accordance with Section 2.2 hereof, as part of the same series as the Initial Securities to the extent outstanding.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning

“Agent” means any Registrar, Paying Agent, Depositary Custodian, or Authenticating Agent.

“Applicable Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Premium” means, with respect to any Security on any Redemption Date, as determined by the Issuer, the greater of:

(1)	1.0% of the principal amount of such Security; and

(2)	the excess, if any, of:

(a)

the present value as of such date of redemption of (i) the redemption price of such Security, on July 15, 2022 (such redemption price being set forth in the applicable table appearing in Section 3.6(d)) plus (ii) all required interest payments due on the Securities through July 15, 2022 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)	the then outstanding principal amount of such Security.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(i)

an Investment by the Issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be amalgamated, merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries; or

(ii)

the acquisition by the Issuer or any of its Restricted Subsidiaries of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(1) any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries (including by means of a sale and leaseback transaction or an amalgamation, merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business; or

(2) any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Shares of Restricted Subsidiaries issued in compliance with Section 4.3) to any Person other than the Issuer or any of its Restricted Subsidiaries in one transaction or a series of related transactions (the actions described in these clauses (1) and (2), collectively, for purposes of this definition, a “transfer”).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(a) transfers of cash or Cash Equivalents;

(b) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 4.13 or Article V;

(c) Permitted Investments and Restricted Payments permitted under Section 4.4;

(d) the creation of or realization on any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(e) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(f) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any of its Restricted Subsidiaries to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(g) a disposition of inventory in the ordinary course of business;

(h) a disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements;

(i) dispositions of Investments and other assets in joint venture entities or unincorporated joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements, facilities connection agreements and similar binding arrangements; provided that the net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries of the Issuer in connection with such disposition shall be deemed proceeds of an “Asset Sale,” subject to the following clause (k);

(j) the trade or exchange by the Issuer or any of its Restricted Subsidiaries of any asset for any other asset or assets (other than securities) that are used in a Permitted Business; provided, that the Fair Market Value of the asset or assets received by the Issuer or any of its Restricted Subsidiaries in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith and acting reasonably by the Board of Directors or an executive officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any of its Restricted Subsidiaries pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange o equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to the following clause (k);

(k) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed C$25 million; and

(l) any Asset Sale pursuant to a condemnation, expropriation, appropriation or

(m) other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure.

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), Title 11 of the U.S. Code, as now and hereinafter in effect, or any successor statute, or any other supranational, national, federal, provincial or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified by an Officer of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the U.S. Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Calgary, Alberta or the State of New York are authorized or required by law to close.

“Canadian Dollars” and “C$” each mean the lawful money of Canada.

“Canadian Legend” means the legend set forth in Section 2.7(f)(3) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Canadian Securities Laws” means the securities acts or similar statutes of each of the provinces of Canada and all regulations, rules, policy statements, notices and blanket rulings and orders issued by the applicable securities regulatory authority thereunder.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after December 31, 2018) that would have been classified as an operating lease pursuant to GAAP as in effect on December 31, 2018 shall be deemed not to be a capitalized lease.

“Cash Equivalents” means:

(1) Canadian dollars, U.S. dollars, pounds sterling, euros;

(2) marketable obligations issued or directly and fully guaranteed or insured by the United States of America, the Canadian government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within three years of the date of acquisition thereof

(3) demand and time deposits and certificates of deposit of any lender under any Credit Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or under the laws of Canada or any province or territory thereof or a U.S. or Canadian branch of any other Eligible Bank maturing within three years of the date of acquisition thereof;

(4) commercial paper issued by any Person incorporated in the United States or Canada rated at least “A1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s or at least “F-1” or the equivalent thereof by Fitch or at least “R-1” or the equivalent thereof by DBRS or an equivalent rating by a nationally recognized rating agency if each of S&P, Moody’s and DBRS cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(5) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province or territory of Canada or by any political subdivision or taxing authority thereof, rated at least “A2” by Moody’s or “A” by S&P or “A” by Fitch or “A” by DBRS and having maturities of not more than three years from the date of acquisition;

(7) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above;

(8) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s or “A” or higher from Fitch in each case with maturities not exceeding two years from the date of acquisition; and

(9) demand deposit accounts maintained in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person;

(2) the consummation of any transaction (other than a transaction described in paragraph (4) below including the exceptions thereto) the result of which is that any Person or group of Persons is or becomes the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Section 1.8 of National Instrument 62-104 (Take-Over Bids and Issuer Bids), as amended, restated, supplemented or replaced from time to time), or controls, directly or indirectly, Voting Shares representing 50% or more of the voting power of the total outstanding Voting Shares of the Issuer;

(3) the Issuer amalgamates or consolidates with, or merges with or into, any Person, or any Person amalgamates or consolidates with, or merges with or into the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Shares of the Issuer outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for Voting Shares of the surviving, continuing or transferee Person or any parent thereof constituting, a majority of the outstanding Voting Shares of such surviving, continuing or transferee Person or any parent thereof (immediately after giving effect to such issuance) and (b) immediately after such transaction, no Person becomes the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Section 1.8 of National Instrument 62-104 (Take-Over Bids and Issuer Bids), as amended, restated, supplemented or replaced from time to time), or controls, directly or indirectly, Voting Shares representing 50% or more of the voting power of the total outstanding Voting Shares of the surviving, continuing or transferee Person or any parent thereof; and

(4) the adoption by the shareholders of the Issuer of a Plan of Liquidation.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock or share purchase agreement, merger or amalgamation agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Issuer becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Shares of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Shares immediately prior to that transaction, or (B) immediately following that transaction, the holders of the Issuer’s Voting Shares immediately prior to that transaction (or another holding company satisfying the requirements of this sentence) are the beneficial owners, directly or indirectly, of more than 50% of the Voting Shares of such holding company.

“Change of Control Triggering Event” means the occurrence of a Change of Control and, so long as the Securities are rated, a related Ratings Decline.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Common Shares” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common shares whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common shares in the capital of such Person.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income; plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any of its Restricted Subsidiaries only if a corresponding amount would be permitted at the date of determination to be distributed to such specified Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders:

(a)	Consolidated Income Tax Expense;

(b)	Consolidated Amortization Expense;

(c)	Consolidated Depreciation Expense;

(d)	consolidated interest expense of the Issuer and its Restricted Subsidiaries;

(e)	all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period; and

(f)

any expenses or non-recurring charges (including any unusual or nonrecurring operating expenses attributable to the implementation of cost-savings initiatives) (other than depreciation or amortization expense) related to any Qualified Equity Offering, Permitted Investment, acquisition, disposition, restructuring, recapitalization, or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including: (i) such fees, premiums, expenses or charges related to the offering of the Securities and (ii) any amendment or other modification of the Securities, in each case determined on a consolidated basis in accordance with GAAP; plus

(3) the amount of run rate cost savings and synergies projected in good faith by the Issuer in connection with any Asset Sales or Asset Acquisitions; provided that (x) such cost savings and synergies shall be reasonably determined in good faith by a responsible financial or accounting officer of the Issuer and (y) the steps necessary for the realization of such cost savings and synergies have been or are expected by the Issuer to be taken within 18 months following such Asset Sale or Asset Acquisition; minus

(4) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period).

“Consolidated Debt” as of any date means an amount equal to the sum of the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit) outstanding on such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any period means the depreciation and depletion expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity

(2) Interests of the Issuer or Disqualified Equity Interests or Preferred Shares of any of its Restricted Subsidiaries (and the application of the proceeds thereof including the repayment of any other Indebtedness) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Shares (and the application of the proceeds therefrom including the repayment of any other Indebtedness) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four- Quarter Period; and

(3) any Asset Sale or Asset Acquisition including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including or excluding, as applicable, any Consolidated Cash Flow (including any pro forma expense and cost reductions occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided, that such pro forma calculations shall be reasonably determined in good faith by a responsible financial or accounting officer of the Issuer and shall be set forth in an Officers’ Certificate signed by such Officer which states (a) the amount of such adjustment or adjustments; (b) that such adjustment or adjustments are based on the reasonable good faith belief of the Issuer at the time of such execution; and (c) that the steps necessary for the realization of such adjustments have been or are expected by the Issuer to be taken within 18 months following such transaction.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means, with respect to the Issuer and its Restricted Subsidiaries, the sum, without duplication, of:

(1) the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(a)	imputed interest and the portion of rent expense on or with respect to Capitalized Lease Obligations;

(b)

all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(c)	the net costs associated with Hedging Obligations related to interest rates;

(d)

amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than the amortization or write off of any such costs, discounts, premium, fees or expenses incurred under or in connection with the incurrence of Indebtedness outstanding or available under this Indenture or the Credit Agreement on the Issue Date);

(e)	the interest portion of any deferred payment obligations;

(f)	all other non-cash interest expense;

(g)	all interest payable with respect to discontinued operations;

(h)	all interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness”;

plus

(2) the total capitalized interest of the Issuer and its Restricted Subsidiaries for such period; plus

(3) all dividend payments, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Shares of any of its Restricted Subsidiaries (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Issuer or payable solely to the Issuer or a Restricted Subsidiary); excluding, without duplication, the cumulative effect of any change in accounting principles or policies.

“Consolidated Leverage Ratio” means, as of any date of determination, with respect to the Issuer, the ratio of (a) Consolidated Debt at such date minus the amount of unrestricted cash and Cash Equivalents at such date to (b) Consolidated Cash Flow (as determined for the four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available), in each case adjusted in accordance with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio.”

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent included in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or amalgamated or consolidated with the Issuer or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

(3) for the purposes of calculating the Restricted Payments Basket only, the net income of any of its Restricted Subsidiaries (other than a Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived; provided, however, that such net income shall be included in determining Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary to such Person or another Restricted Subsidiary as a dividend in compliance with such restriction;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by amalgamation, merger, consolidation or transfer of its assets, any income (or loss) of the successor prior to such amalgamation, merger, consolidation or transfer of assets;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any of its Restricted Subsidiaries or (b) any Asset Sale by the Issuer or any of its Restricted Subsidiaries;

(6) to the extent deducted in the calculation of net income, any non-cash compensation charge relating to stock options or other equity-based awards;

(7) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(8) unrealized gains and losses with respect to Hedging Obligations;

(9) the cumulative effect of any change in accounting principles or policies;

(10) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after the Issue Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes;

(11) extraordinary, nonrecurring or unusual gains and losses and the related tax effect; and

(12) any non-cash impairment charges, asset write-ups, asset write-downs or asset write-offs, in each case, pursuant to GAAP.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the heading “Total Assets” (or any like heading) on a consolidated balance sheet of such Person and its Restricted Subsidiaries less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP; after giving effect to any Asset Acquisition or Asset Sale as of such date.

“Corporate Trust Office” means the offices of the respective Trustees at which at any time its corporate trust business shall be administered, which office at the date hereof is located at, in the cash of the U.S. Trustee, Computershare Trust Company, N.A., Attention: Corporate Trust Dept.—Parkland, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129, Telephone: [*], E-Mail: [*], or, in the case of the Canadian Trustee, Computershare Trust Company of Canada, #600, 530-8 Avenue SW, Calgary, Alberta T2P 3S8, Attention: Manager, Corporate Trust, or such other address as the U.S. Trustee or Canadian Trustee, as applicable, may designate from time to time by notice to the Holders and the Issuer, or the corporate trust officer of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer) given in accordance with Section 11.2 hereof.

“Credit Agreement” means the second amended and restated senior secured credit agreement dated January 8, 2019, by and among the Issuer and certain of its subsidiaries, as borrowers, Canadian Imperial Bank of Commerce, as agent, and the lenders party thereto, as amended by the amending agreement no. 1 dated April 8, 2019, and the amending agreement no. 2 dated May 30, 2019, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder).

“Credit Facilities” means, with respect to the Issuer or any Guarantor, one or more credit or debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or Debt Issuances, in each case, with banks, investment banks, insurance companies, mutual or other institutional lenders or investors providing for, among other things, revolving credit loans, debt securities, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, letters of guarantee or Debt Issuances, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“DBRS” means DBRS Limited, and its successors.

“Debt Issuances” means, with respect to the Issuer or any Guarantor, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.7 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in the form of one or more Global Security, the Person designated as depositary by the Issuer pursuant to this Indenture until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean each Person who is then a depositary under this Indenture.

“Depositary Custodian” means the U.S. Trustee as custodian with respect to the Global Securities or any other successor entity thereto.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.7.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Securities; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Sections 4.7 and 4.13, respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Securities as required pursuant to the provisions of Sections 4.7 and 4.13, respectively.

“Eligible Bank” means any commercial bank organized or incorporated under the laws of Canada or the United States of America having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of C$5,000 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Shares, Preferred Shares, limited liability company interests, trust units and partnership interests) in such Person, and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearance agency.

“Excess Cash” means, for any period of four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available, Consolidated Cash Flow for such period minus the sum of:

(1) Consolidated Interest Expense for such period;

(2) consolidated cash income taxes payable by the Issuer for such period; and

(3) maintenance capital expenditures.

“Existing Notes” means, collectively, the C$200 million aggregate principal amount of 5.500% Senior Notes due 2021 of the Issuer, issued under a trust indenture dated as of May 29, 2014 between the Issuer as issuer and Computershare Trust Company of Canada as trustee, the C$200 million aggregate principal amount of 6.000% Senior Notes due 2022, issued under a trust indenture dated as of November 21, 2014 between the Issuer as issuer and Computershare Trust Company of Canada as trustee, the C$300 million aggregate principal amount of 5.750% Senior Notes due 2024 of the Issuer, issued under a trust indenture dated as of September 16, 2016 between the Issuer as issuer and Computershare Trust Company of Canada as trustee, the C$500 million aggregate principal amount of 5.625% Senior Notes due 2025 of the Issuer, issued under a trust indenture dated May 9, 2017 between the Issuer as issuer and Computershare Trust Company of Canada as trustee, the US$500 million aggregate principal amount of 6.000% Senior Notes due 2026 of the Issuer, issued under an indenture dated March 23, 2018 between the Issuer as issuer, Computershare Trust Company, N.A. as U.S. trustee and Computershare Trust Company of Canada as Canadian trustee, and the C$300 million aggregate principal amount of 6.500% Senior Notes due 2027, issued under a trust indenture dated as of November 21, 2018 between the Issuer as issuer and Computershare Trust Company of Canada as trustee.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith (a) in the case of an asset whose price would be greater than C$50 million, by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee, and (b) otherwise, by senior management of the Issuer.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986 (the “Code”), as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) (including regulations and official administrative guidance thereunder), and any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) or any intergovernmental or similar agreements, and any law, regulation, rule or official administrative practice implementing any of the foregoing.

“Fitch” means Fitch Ratings, Inc. and its successors.

“GAAP” means generally accepted accounting principles, consistently applied, which are in effect in Canada from time to time and applicable to the Issuer, including IFRS; provided that all computations of ratios under this Indenture shall be made on the basis of generally accepted accounting principles which are in effect in Canada on the Issue Date.

“Global Securities” means one or more Security of the Issuer representing the aggregate principal amount of Securities and held by, or on behalf of, a Depositary.

“Global Security Legend” means the legend set forth in Section 2.7(f)(2), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means securities that are:

(1) direct obligations of the United States for the timely payment of which its full faith and credit is pledger; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the U.S. Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Securities provided by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means each Subsidiary that executed this Indenture as an initial Guarantor, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, option, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Securities.

“IFRS” means International Financial Reporting Standards including International Accounting Standards and Interpretations together with their accompanying documents which are set by the International Accounting Standards Board, the independent standard-setting body of the International Financial Reporting Standards Foundation (the “IFRS Foundation”), and the International Financial Reporting Standards Interpretations Committee, the interpretative body of the IFRS Foundation but only to the extent the same are adopted by the Chartered Professional Accountants of Canada (“CPA Canada”) as generally accepted accounting principles in Canada and then subject to such modifications thereto as are agreed by CPA Canada.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, banker’s acceptances, notes, tender checks or other similar instruments;

(3) all reimbursement obligations of such Person in respect of drawings under letters of credit, letters of guarantee and similar credit transactions that have not been reimbursed within three Business Days of the related drawing;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary that is not a Guarantor, any Preferred Shares which are not held by the Issuer or a Guarantor;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person to the extent that such Hedging Obligations are entered into for speculative purposes, it being understood that Hedging Obligations of such Person that are not entered into for speculative purposes shall not constitute “Indebtedness”; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, but excluding a title retention agreement to the extent it would have been classified as an operating lease pursuant to GAAP as in effect on December 31, 2018.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of Indebtedness under clause (7) where there is no recourse, by contract or operation of law, with respect to the payment of such Indebtedness to any other property or assets of such Person or any of its Subsidiaries, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured by such Lien. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests or Preferred Shares as if such Disqualified Equity Interests or Preferred Shares were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Director” means a director of the Issuer who is independent with respect to the transaction at issue.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means, with respect to the Initial Securities, J.P. Morgan Securities LLC, BofA Securities, Inc., CIBC World Markets Corp., RBC Capital Markets, LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Goldman Sachs & Co. LLC, MUFG Securities Americas Inc., National Bank of Canada Financial Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any of its Restricted Subsidiaries’ business.

“Intermediation Facility” means the Intermediation ISDA 2002 agreement dated as of October 6, 2017, between the Issuer, Parkland Refining (B.C.) Ltd. and a financial institution to fund, as amended as of March 2, 2018, January 4, 2019 and March 25, 2019.

“Investment Grade Rating” means a rating equal to or higher than “BBB-” (or the equivalent) by S&P or “Baa3” (or equivalent) by Moody’s or, if any such agency ceases to rate the Securities for reasons outside of the control of the Issuer, the equivalent investment grade credit rating by any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the U.S. Exchange Act, as the case may be, selected by the Issuer, which shall be substituted for any or all of S&P or Moody’s, as the case may be.

“Interest Payment Date” means, in the case of the Initial Securities, January 15 and July 15 of each year, commencing on January 15, 2020, and, in the case of any Additional Securities, such interest payment dates as may be designated by the Issuer in accordance with the provisions of Section 2.2 hereof and, in each case, ending at the Stated Maturity of the Securities.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.10. If the Issuer or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of its Restricted Subsidiaries, or any of its Restricted Subsidiaries issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests or debt securities of the Issuer shall be deemed not to be Investments.

“Issue Date” means the date on which Securities are originally issued under this Indenture.

“Issuer” means Parkland Fuel Corporation, a corporation subsisting under the laws of the Province of Alberta, and any successor Person resulting from any transaction permitted by Article V.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, but excluding, for certainty, deemed security interests arising under Section 1(1)(tt)(ii) of the Personal Property Security Act (Alberta) or similar legislation with respect to transfers of accounts, consignments of goods and leases with a term of more than one year that are not capital leases (as determined under GAAP as in effect on December 31, 2018) and do not secure performance of a payment or other obligation.

“Limited Condition Transaction” means any acquisition or other Investment, including by way of purchase, merger, amalgamation or consolidation or similar transaction (including repayment of Indebtedness of the Person acquired, or that is secured by the assets acquired in such acquisition or investment or unconditional repayment or redemption of, or offer to purchase, any Indebtedness, and, in each case, the incurrence of Indebtedness, Disqualified Equity Interests or Preferred Shares in connection therewith), by the Issuer or one or more of the Restricted Subsidiaries, with respect to which the Issuer or any such Restricted Subsidiaries have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third-party financing.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable (including any withholding or other taxes paid or

(3) reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any of its Restricted Subsidiaries that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(4) amounts required to be paid to any Person (other than the Issuer or any of its Restricted Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(5) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(6) appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustees; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated June 25, 2019, relating to the offering of the Initial Securities.

“Officer” means any of the following officers of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, any trustee, the Treasurer, the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the U.S. Trustee; provided that the counsel may be an employee of or counsel to the Issuer or either of the Trustees.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Securities or the Guarantees, as applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum and includes any business that is generally regarded as part of the fuels distribution business and any other businesses that are reasonably related, incidental, ancillary or complementary thereto or reasonable extensions thereof.

“Permitted Investment” means:

(1) Investments by the Issuer or any of its Restricted Subsidiaries in (a) any Restricted Subsidiaries or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will amalgamate, merge or consolidate with or into the Issuer or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such amalgamation, merger or consolidation;

(2) Investments in the Issuer by any of its Restricted Subsidiaries;

(3) loans and advances to directors, employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of applicable securities laws) and (ii) to purchase Equity Interests of the Issuer not in excess of C$7.5 million individually and C$25 million in the aggregate outstanding at any one time;

(4) Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any of its Restricted Subsidiaries and not for the purpose of speculation, including, without limitation, Investments securing Hedging Obligations under the Intermediation Facility;

(5) Investments in cash and Cash Equivalents;

(6) receivables owing to the Issuer or any of its Restricted Subsidiaries;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8) Investments made by the Issuer or any of its Restricted Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale or other disposition of assets made in compliance with Section 4.7;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) shares, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any of its Restricted Subsidiaries or in satisfaction of judgments;

(11) repurchases of, or other Investments in, the Securities;

(12) advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(13) Investments existing on the Issue Date and amendments, extensions, replacements and renewals thereof; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(14) Investments the payment for which wholly consists of Qualified Equity Interests of the Issuer; provided, however, that such Qualified Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(15) Investments the aggregate payments for which do not exceed an amount equal to the aggregate net cash proceeds received by the Issuer after the Issue Date from the issue or sale of Qualified Equity Interests; provided, however, that such net cash proceeds will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(16) performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness for borrowed money) in the ordinary course of business; and

(17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (17) since the Issue Date and then outstanding, do not exceed the greater of (a) C$625 million or (b) 10% of the Issuer’s Consolidated Tangible Assets (determined at the time each such Investment is made).

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 4.4.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(2) Liens in respect of property of the Issuer or any of its Restricted Subsidiaries imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3) pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security, regulations;

(4) Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers;

(5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) Liens arising out of judgments or awards not resulting in a Default so long as

(7) such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(8) easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries and not materially impairing the use of such Real Property in such business;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and setoff;

(11) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(12) any interest or title of a lessor under any lease entered into by the Issuer or any of its Restricted Subsidiaries, in the ordinary course so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(13) Liens in respect of leases which would be classified as operating leases under GAAP as in effect on December 31, 2018 and the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts or the filing of Personal Property Security Act financing statements in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(14) Liens securing all of the Securities and Liens securing any Guarantee;

(15) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any of its Restricted Subsidiaries not for the purpose of speculation, including, without limitation, Liens securing Hedging Obligations under the Intermediation Facility;

(16) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any property other than the property subject thereto on the Issue Date (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(17) Liens in favor of the Issuer or a Restricted Subsidiary;

(18) Liens securing Indebtedness under the Credit Facilities incurred and then outstanding pursuant to Section 4.3(b)(i);

(19) Liens arising pursuant to or securing Capitalized Lease Obligations or Purchase Money Obligations incurred pursuant to Section 4.3(b)(viii); provided that (i) the principal amount of the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Capitalized Lease Obligation or Purchase Money Obligation (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any of its Restricted Subsidiaries;

(20) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary and the Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favorable in any material respect to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(21) Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any of its Restricted Subsidiaries (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favorable in any material respect to the lienholders than the existing Lien;

(22) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (18), (19), (20), this clause (21) and clause (28) below; provided that such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(23) licenses of Intellectual Property granted by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(24) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(25) Liens in favor of the U.S. Trustee as provided for in this Indenture on money or property held or collected by the U.S. Trustee in its capacity as U.S. Trustee;

(26) Liens securing Specified Cash Management Agreements entered into in the ordinary course of business;

(27) security deposits, Liens or rights of distress required pursuant to or exercisable under any lease for rent not at the time overdue or for compliance with the terms of such lease not at the time in default;

(28) other Liens with respect to obligations which do not in the aggregate exceed at any time the greater of (a) C$375 million, or (b) 6% of the Issuer’s Consolidated Tangible Assets (measured at the time of the incurrence of such obligations); and

(29) any additional Lien so long as immediately after giving effect to the creation, incurrence and assumption of such Lien, the Issuer’s Secured Leverage Ratio does not exceed 2.0 to 1.0.

“Person” means any individual, corporation, partnership, limited liability company, unlimited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Shares” means, with respect to any Person, any and all preferred or preference shares or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.7(f)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Obligations” means Indebtedness, excluding Capitalized Lease Obligations, of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries or the cost of installation, construction or improvement thereof; provided, however, that the amount of such Indebtedness shall not exceed such purchase price or cost.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer), other than any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees.

“Ratings Decline” means the occurrence of a decrease in the rating of the Securities by one or more gradations (including gradations within the rating categories, as well as between categories) by either S&P or Moody’s (or, if either such agency ceases to rate the Securities, the credit rating from any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the U.S. Exchange Act, as the case may be, selected by the Issuer, which shall be the substituted for either of S&P or Moody’s, or both, as the case may be), within 90 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Issuer to effect a Change of Control (which 90 day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by an applicable rating agency); provided, however, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as the Securities have an Investment Grade Rating from either S&P or Moody’s.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

“Regulation S Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend, the Private Placement Legend and the Canadian Legend, that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Regulation S.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness or Disqualified Equity Interests of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any of its Restricted Subsidiaries (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or any Guarantor;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Securities or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Securities or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Stated Maturity of the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Securities;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Securities;

(6) the proceeds of the Refinancing Indebtedness shall be used within 90 days of the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired for value within one year of the incurrence of the Refinancing Indebtedness; and

(7) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is secured Indebtedness, no material additional security is granted in respect thereof.

“Relevant Taxing Authority” means any jurisdiction in which the Issuer or any Guarantor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which any payment is made by the Issuer or any Guarantor hereunder or, in each case, any agency or political subdivision thereof or therein.

“Resale Restriction Termination Date” means (i) in the case of Securities initially sold in reliance on Rule 144A, the date that is one year after the later of the Issue Date (or the date of original issue of any Additional Securities) and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Securities (or any predecessor Securities) or (ii) in the case of Securities initially sold in reliance on Regulation S, 40 days after the later of the Issue Date (or the date of original issue of any Additional Securities) and the date on which Securities (or any predecessor Securities) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend and the Canadian Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend and the Canadian Legend (including the Regulation S Global Security).

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any of its Restricted Subsidiaries, including, without limitation, any payment in connection with any amalgamation, merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis based on their respective holdings of the applicable class of Equity Interests);

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any amalgamation, merger or consolidation involving the Issuer);

(3) any Investment other than a Permitted Investment; or

(4) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except for: (a) a payment of interest at the Stated Maturity thereof or of principal not earlier than one year prior to the Stated Maturity thereof and (b) any such Indebtedness owed to the Issuer or any of its Restricted Subsidiaries.

“Restricted Period” means the 40-day “distribution compliance period” as defined in Regulation S.

“Restricted Security” means either a Restricted Definitive Security or a Restricted Global Security.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.

“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.

“Rule 904” means Rule 904 promulgated under the U.S. Securities Act.

“S&P” means Standard & Poor’s Financial Services LLC and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Secured Debt” means, at any time, that portion of Consolidated Debt that is secured by a Lien on assets of the Issuer or a Restricted Subsidiary at such time.

“Secured Leverage Ratio” means, as of any date of determination, with respect to the Issuer, the ratio of (a) Secured Debt at such date minus the amount of unrestricted cash and Cash Equivalents at such date to (b) Consolidated Cash Flow (as determined for the four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available), in each case adjusted in accordance with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio.”

“Securities” means securities issued under this Indenture. The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and unless otherwise provided or the context otherwise requires, all references to the Securities shall include the Initial Securities and the Additional Securities.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.

“Significant Acquisition” means an Asset Acquisition by the Issuer or any of its Restricted Subsidiaries that would constitute a “significant acquisition” within the meaning of National Instrument 51-102 Continuous Disclosure Obligations, as in effect on the Issue Date.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the U.S. Securities Act as such Regulation was in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Sections 6.1(g) or 6.1(h) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Guarantor and any financial institution, including, without limitation, any centralized banking agreement between the Issuer and/or any Guarantor, and The Bank of Nova Scotia or any other lender providing for the administration of and netting of balances between Canadian bank accounts maintained by the Issuer and certain Subsidiaries with The Bank of Nova Scotia or any other lender, as amended, restated or otherwise modified from time to time including, but not limited to, through the addition of new Subsidiaries as parties thereto and withdrawals of Subsidiaries therefrom from time to time, and including any replacement thereof entered into by the Issuer and any Subsidiaries with The Bank of Nova Scotia or any other lender from time to time.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Securities or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association, trust or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof), whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) that Person or any Subsidiary of that Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations pursuant to Article X hereof.

“Treasury Rate” means, as of any date of redemption of Securities, as determined by the Issuer, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Redemption Date) of the yield to maturity of U.S. Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to July 15, 2022; provided, however, that if the period from the Redemption Date to July 15, 2022 is not equal to the constant maturity of a U.S. Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to July 15, 2022 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Triggering Indebtedness” means (1) Indebtedness under the Credit Facilities incurred pursuant to Section 4.3(b)(i), (2) the Existing Notes and Refinancing Indebtedness in respect thereof and (3) Indebtedness incurred pursuant to Section 4.3(a), to the extent that the principal amount of such Indebtedness exceeds C$150 million.

“Trust Officer” means any officer within the corporate trust department of a Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of such Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“Unrestricted Definitive Security” means one or more Definitive Securities bearing the Canadian Legend, but that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and the Canadian Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

“Unrestricted Security” means either an Unrestricted Definitive Security or an Unrestricted Global Security.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated as an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.10 and (2) any Subsidiary of an Unrestricted Subsidiary; provided that if any such Person shall be redesignated as a Restricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.10, then such Person shall cease to be an Unrestricted Subsidiary.

“U.S. Dollars” and “US$” each mean the lawful currency of the United States of America.

“U.S. Person” means any U.S. person as defined for purposes of Regulation S.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Voting Shares” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of shares or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

Section 1.2 Other Definitions

“Act”	Section 11.18
“acceleration declaration”	Section 6.2(a)
“Additional Amounts”	Section 2.6(a)
“Affiliate Transaction”	Section 4.8(a)
“Authenticating Agent”	Section 2.2
“Authentication Order”	Section 2.2
“Canadian Trustee”	Preamble
“Change of Control Offer”	Section 4.13(b)
“Change of Control Payment Date”	Section 4.13(b)
“Change of Control Purchase Price”	Section 4.13(a)
“Covenant Defeasance”	Section 8.4
“Defaulted Interest”	Section 2.11
“Defeased Covenants”	Section 8.4
“Designation”	Section 4.10(a)
“Designation Amount”	Section 4.10(a)
“DTC”	Section 2.3
“EDGAR”	Section 4.2(a)
“Event of Default”	Section 6.1
“Excess Proceeds”	Section 4.7(d)
“Financial Reports”	Section 4.2(a)
“Increased Amount”	Section 4.5(b)
“Incremental Acquisition Financing”	Section 4.3(b)
“Indenture Obligations”	Section 10.1
“Initial Securities”	Preamble
“judgment currency”	Section 11.14(b)
“Legal Defeasance”	Section 8.3(a)
“Legal Holiday”	Section 11.7
“Net Proceeds Offer”	Section 4.7(f)
“Net Proceeds Offer Amount”	Section 4.7(g)
“Net Proceeds Offer Period”	Section 4.7(g)
“Net Proceeds Purchase Date”	Section 4.7(g)
“Paying Agent”	Section 2.3
“Payment Default”	Section 6.1(e)
“Permitted Indebtedness”	Section 4.3(b)
“Redemption Date”	Section 3.3
“Redemption Notice”	Section 3.3

“Redesignation”	Section 4.10(c)
“Registrar”	Section 2.3
“Restricted Payments Basket”	Section 4.4(a)
“Significant Acquisition Closing Date”	Section 4.3(b)
“Successor”	Section 5.1(a)
“Tax Group”	Section 4.4(b)
“TIA”	Section 11.1
“Trustees”	Preamble
“U.S. Trustee”	Preamble

Section 1.3 Rules of Construction

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unless otherwise indicated, all references to “Articles” or “Sections” are to Articles or Sections, as the case may be, of this Indenture;

(g) references to sections of or rules under the U.S. Exchange Act or the U.S. Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) references to any sections or rules of the Accounting Standards Codification shall be deemed to include successor sections or rules adopted by the Financial Accounting Standards Board (or any successor thereto); and

(i) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

Section 1.4 Financial Calculations for Limited Condition Transactions

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof), the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreement(s) for such Limited Condition Transaction is entered into. Any such ratio or basket shall be calculated on a pro forma basis, including with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio,” after giving effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction; provided that if the Issuer elects to make such determination as of the date of such definitive agreement(s), then (x) the Issuer shall be deemed to be in compliance with such ratios or baskets solely for purposes of determining whether the Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof) are permitted under this Indenture, and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under this Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Transaction, unless such definitive agreement(s) is terminated or such Limited Condition Transaction or incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares or such other transaction to which pro forma effect is being given does not occur. The Trustees will have no responsibility to make any calculations pursuant to this Section 1.4.

ARTICLE II

THE SECURITIES

Section 2.1 Form and Dating

(a) General. The Securities and the U.S. Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustees, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security or any Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture (to the extent permitted by law) shall govern and be controlling.

(b) Global Securities. The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent the amount of outstanding Securities specified therein, and each Global Security shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the U.S. Trustee or the Securities Custodian, at the direction of the U.S. Trustee, in accordance with the instructions given by the Holder thereof as required by Section 2.7 hereof.

( ) Regulation S Global Securities. Any Securities offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the U.S. Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer of beneficial interests in a Regulation S Global Security to U.S. Persons shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

(a) 144A Global Securities. Any Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Issuer and authenticated by the U.S. Trustee as hereinafter provided.

(b) Definitive Securities. Notwithstanding any other provision of this Section 2.1, any issuance of Definitive Securities shall be at the Issuer’s discretion, except in the circumstances set forth in Section 2.7(a) hereof.

Section 2.2 Execution and Authentication

An Officer shall sign the Securities for the Issuer by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Security no longer holds that office at the time the U.S. Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the U.S. Trustee manually authenticates the Security. The signature of the U.S. Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

The U.S. Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of US$500,000,000 on the Issue Date, and (ii) if and when issued, Additional Securities (which may be issued in either a registered or a private offering under the U.S. Securities Act), in each case upon a written order of the Issuer signed by an Officer of the Issuer (each, an “Authentication Order”). Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be in global or definitive form and whether they are to bear the Private Placement Legend. the Issuer may issue Additional Securities under this Indenture subsequent to the Issue Date.

The U.S. Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the U.S. Trustee may do so. Each reference in this Indenture to authentication by the U.S. Trustee includes authentication by such agent.

Section 2.3 Registrar and Paying Agent

The Issuer shall at all times maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose, or, at the option of the Issuer, payment of interest may be made by check mailed by such Paying Agent to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities, the Holders of which hold at least US$5,000,000 aggregate principal amount of the Securities and have provided wire transfer instructions to the Issuer and the Paying Agent for an account in the U.S. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Holder.

The Issuer or any of its Subsidiaries may act as Paying Agent, subject to the provisions of this Section 2.3 and Section 4.15. Any Paying Agent or Registrar may resign as such upon 30 days’ prior written notice to the Issuer and the Trustees; upon resignation of any Paying Agent or Registrar, the Issuer shall appoint a successor Paying Agent or Registrar, as the case may be, complying with the requirements of this Section 2.3, no later than 30 days thereafter and shall provide notice to the Trustees of such successor Paying Agent or Registrar.

If at any time there shall be Securities outstanding that are not Global Securities and there shall be no Paying Agent with an office or agency in the City of New York, State of New York, where the Securities may be presented or surrendered for payment, the Issuer shall forthwith designate such a Paying Agent in order that the Securities shall at all times be payable in the City of New York, the State of New York. The Issuer initially appoints the U.S. Trustee to act as Depositary Custodian with respect to the Global Securities. The Trustees and each Agent are hereby authorized to act in accordance with Applicable Procedures with respect to any Global Security.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

The Issuer initially appoints Computershare Trust Company, N.A. as Registrar and Paying Agent for the Securities.

Section 2.4 Paying Agent to Hold Money in Trust

By at least 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Security is due and payable, the Issuer shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal, premium, if any, and interest when due. The Issuer shall require each Paying Agent (other than the U.S. Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the U.S. Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Securities and shall notify the U.S. Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the U.S. Trustee) to pay all money held by it to the U.S. Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the U.S. Trustee.

Section 2.5 Holder Lists

The U.S. Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the U.S. Trustee is not the Registrar, the Issuer shall furnish to the U.S. Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the U.S. Trustee may request in writing, a list in such form and as of such date as the U.S. Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Additional Amounts

(a) All payments made by or on behalf of the Issuer under or with respect to the Securities or by or on behalf of any Guarantor pursuant to its Guarantee, will be made without withholding or deduction for or on account of any taxes imposed or levied by or on behalf of any Relevant Taxing Authority, unless required by law or the interpretation or administration thereof. If the Issuer or a Guarantor is obligated to withhold or deduct any amount on account of taxes imposed by any Relevant Taxing Authority from any payment made with respect to the Securities, the Issuer or such Guarantor will:

(i)	make such withholding or deduction;

(ii)	remit the full amount deducted or withheld to the Relevant Taxing Authority in accordance with the applicable law;

(iii)

subject to the limitations below, pay to each Holder, as additional interest, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such taxes had not been withheld or deducted;

(iv)

furnish to the Trustees for the benefit of the Holders, within 60 days after the date payment of any taxes are due pursuant to applicable law, certified copies of an official receipt of the Relevant Taxing Authority for all amounts deducted or withheld pursuant to applicable law, or if such receipts are not reasonably obtainable, other evidence of payment by the Issuer or such Guarantor of those taxes; and

(v)

at least 15 days prior to each date on which any Additional Amounts are payable (or, if the obligation to pay any Additional Amounts does not arise more than 20 days prior to the applicable payment date, reasonably promptly after such obligation arises), deliver to the Trustees an Officers’ Certificate setting forth the calculation of the Additional Amounts to be paid and such other information as the Trustees may request to enable the U.S. Trustee to pay such Additional Amounts to Holders on the payment date.

(b) Notwithstanding Section 2.6(a), neither the Issuer nor a Guarantor will pay Additional Amounts with respect to:

(i)

any Canadian taxes that were imposed because the Holder or beneficial owner of the Security is a Holder or beneficial owner with which the Issuer, such Guarantor or any transferee to whom a Security is assigned or otherwise transferred, does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)

any Canadian taxes that were imposed because the Holder or beneficial owner of the Security is a “specified non-resident shareholder” of the Issuer or such Guarantor or a non-resident person who does not deal at arm’s length with a specified shareholder of the Issuer or such Guarantor, both for the purposes of subsection 18(5) of the Income Tax Act (Canada);

(iii)

any taxes imposed as a result of the Holder or the beneficial owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former actual or deemed connection with, the Relevant Taxing Authority otherwise than by the mere acquisition, holding, disposition or enforcement of the Securities or the receipt of payments thereunder;

(iv)

any taxes imposed or deducted or withheld by reason of the failure of the Holder or beneficial owner of the Securities to complete, execute and deliver to the Issuer or a Guarantor, as the case may be, any form or document, to the extent applicable to such Holder or beneficial owner and only if such Holder or beneficial owner is legally eligible to provide such form or document, that may be required by law (including any applicable tax treaty) or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Issuer or such Guarantor in order to enable the Issuer or such Guarantor to make payments on the Securities or pursuant to any Guarantee, as the case may be, without deduction or withholding for taxes, or with deduction or withholding of a lesser amount, which form or document shall be delivered within 30 days of a written request therefor by the Issuer or such Guarantor;

(v)

any estate, inheritance, gift, wealth or net worth, sales, goods and services, harmonized sales, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(vi)

any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Securities (other than taxes payable pursuant to Regulation 803 of the Income Tax Act (Canada), or any similar successor provision);

(vii)

any tax to the extent such tax was imposed as a result of the beneficiary of the payment not presenting the Security for payment within 30 days after the date on which such payment on such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later;

(viii)

if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that such payment would be required to be included in income under the laws of the Relevant Taxing Authority for tax purposes, of a beneficiary or settler with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settler, partner or beneficial owner been the Holder thereof;

(ix)	that is imposed under FATCA; or

(x)	any combination of (i) through (ix).

(c) Any reference in this Indenture to the payment of principal, premium, if any, interest, purchase price, redemption price or any other amount payable under or with respect to any Security, will be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Issuer’s and the Guarantors’ obligation to make payments of Additional Amounts will survive any termination of this Indenture or the defeasance of any rights thereunder.

Section 2.7 Transfer and Exchange

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(1) the Issuer delivers to the Trustees and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 90 days; or

(2) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustees and the Registrar of its decision to exchange the Global Securities for Definitive Securities; provided that in no event shall the Regulation S Global Security be exchanged by the Issuer for Definitive Securities prior to the expiration of the Restricted Period.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the U.S. Trustee and the Registrar. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.8 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.7 or Section 2.8 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.7(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.7(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend, to the extent required by the U.S. Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following provisions of this Section 2.7, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, (A) transfers of beneficial interests in the Regulation S Global Security may not be to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (B) such beneficial interests may be held only through Euroclear or Clearstream (as Indirect Participants in the Depositary). Beneficial interests in such Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the preceding sentence of this Section 2.7(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.7(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.7(b)(2)(B)(i) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Security prior to the expiration of the Restricted Period.

(3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.7(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item

(1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item

(2) thereof, and if such transfer occurs prior to the expiration of the Restricted Period, then the transferee must hold such beneficial interest through either Euroclear or Clearstream (as Indirect Participants in the Depositary).

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.7(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

If any such transfer is effected pursuant to this paragraph (4) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the U.S. Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this paragraph (4).

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If, in accordance with Section 2.7(a), any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.7(g) hereof, and the Issuer shall execute and the U.S. Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.7(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The U.S. Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.7(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.7(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the U.S. Securities Act other than Rule 903 or Rule 904.

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, in each case only pursuant to Section 2.7(a) and only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.7(b)(2) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.7(g) hereof, and the Issuer shall execute and the U.S. Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.7(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The U.S. Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.7(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Security is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the U.S. Trustee shall cancel the Restricted Definitive Security, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security. Notwithstanding the foregoing, if there are no Global Securities outstanding prior to any such transfer, Definitive Securities may be transferred for beneficial interests in a Global Security only if the Issuer so agrees.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.7(d)(2), the U.S. Trustee shall cancel the Definitive Securities and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. Notwithstanding the foregoing, if there are no Global Securities outstanding prior to any such transfer, Definitive Securities may be transferred for beneficial interests in a Global Security only if the Issuer so agrees.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the U.S. Trustee shall cancel the applicable Unrestricted Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the U.S. Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.7(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.7(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the U.S. Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (4), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below or as otherwise agreed between the Issuer and the Holder, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend, until the Resale Restriction Termination Date, in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO IS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.7 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend. The Issuer, acting in its discretion, may remove the Private Placement Legend from any Restricted Security at any time on or after the Resale Restriction Termination Date applicable to such Restricted Security. Without limiting the generality of the preceding sentence, the Issuer may effect such removal by issuing and delivering, in exchange for such Restricted Security, an Unrestricted Security, registered to the same Holder and in an equal principal amount, and, notwithstanding any other provision of this Section 2.7, upon receipt of a written order of the Issuer given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than the Resale Restriction Termination Date), the U.S. Trustee shall authenticate and deliver such Unrestricted Security as directed in such order.

(2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.7(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE U.S. TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Canadian Legend.

(A) Except as permitted by subparagraph (B) below or as otherwise agreed between the Issuer and the Holder, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

(B) The Issuer, acting in its discretion, may (i) issue any Security under this Indenture (whether upon initial issuance or in exchange for any previously issued Security) without requiring such Security to bear the Canadian Legend or (ii) remove the Canadian Legend from any outstanding Security, in each case, at any time (including at any time when the Canadian Legend is not, or is no longer, required under Canadian Securities Laws as a condition to the availability of any resale exemption).

(g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the U.S. Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the U.S. Trustee or by the Securities Custodian at the direction of the U.S. Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the U.S. Trustee or by the Securities Custodian at the direction of the U.S. Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the U.S. Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.2, 3.6, 4.7 and 4.13 hereof).

(3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4) None of the Issuer, the Trustees or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(5) Prior to the due presentation for registration of transfer of any Security, the Issuer, each Guarantor, the Trustees, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustees, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(6) The U.S. Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.2 hereof and in accordance with the other provisions of Section 2.2 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.7 to effect a registration of transfer or exchange may be submitted by facsimile.

(8) The Trustees shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Securities. The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustees nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.8 Replacement Securities

If any mutilated Security is surrendered to the Registrar, or the Issuer and the Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Issuer will issue and the U.S. Trustee, upon receipt of a written order of the Issuer conforming to Section 2.2 hereof, will authenticate a replacement Security if the Registrar’s and the Issuer’s reasonable requirements are met. If required by the Registrar or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the U.S. Trustee and the Issuer to protect the Issuer, the U.S. Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced.

Every replacement Security is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder, provided it is held by a protected purchaser within the meaning of the Uniform Commercial Code.

Notwithstanding any other provision of this Section 2.8, rather than authenticating and delivering a replacement Security for a mutilated, destroyed, loss or stolen Security which has been redeemed or the principal of which has matured, the Issuer or the Paying Agent may make payment of the amount due on such security to the Holder upon receipt of the above-described indemnity bond.

Section 2.9 Outstanding Securities

The Securities outstanding at any time are all the Securities authenticated by the U.S. Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the U.S. Trustee in accordance with the provisions hereof, and those described in this Section 2.9 as not outstanding. Except as set forth in Section 11.6 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the U.S. Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10 Temporary Securities

Until Definitive Securities are ready for delivery, the Issuer may prepare and the U.S. Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the U.S. Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

Section 2.11 Cancellation

The Issuer at any time may deliver Securities to the U.S. Trustee or any Registrar for cancellation. The Registrar and the Paying Agent shall forward to the U.S. Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The U.S. Trustee or the Registrar (and no one else) shall cancel and destroy (subject to the record retention requirements of the U.S. Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its retention policy then in effect. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the U.S. Trustee or the Registrar for cancellation.

Section 2.12 Defaulted Interest

If the Issuer defaults in a payment of interest (“Defaulted Interest”) on the Securities, the Issuer shall pay Defaulted Interest (as provided in Section 4.1) in any lawful manner. The Issuer may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed (or upon the Issuer’s failure to do so the U.S. Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the U.S. Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Issuer, or at the Issuer’s request, the U.S. Trustee, shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Issuer shall notify the Trustees in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the U.S. Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the U.S. Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.12.

Section 2.13 CUSIP Numbers

The Issuer in issuing the Securities may use “CUSIP,” “ISIN” or similar numbers (if then generally in use) and, if so, the U.S. Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustees in writing of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION

Section 3.1 Notices to U.S. Trustee

If the Issuer elects to redeem Securities pursuant to Section 3.6 or Section 4.13(k) hereof, it shall notify the U.S. Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

The Issuer shall give each notice to the U.S. Trustee and the Registrar provided for in this Section 3.1 at least three (3) Business Days before the date of giving notice of the redemption pursuant to Section 3.3, unless the U.S. Trustee consents to a shorter period. If such redemption is to be effected pursuant to Section 3.6(a) or Section 4.13(k), then such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions therein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and set forth in the related notice given to the U.S. Trustee, which record date shall be not less than 15 days after the date of such notice.

Section 3.2 Partial Redemption

(a) If less than all of the Securities are to be redeemed at any time, the U.S. Trustee will select Securities for redemption as follows:

(i)	if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or

(ii)

if the Securities are not listed on any national securities exchange, on a pro rata basis, by lot or based on a method that most nearly approximates a pro rata selection as the Trustees in their sole discretion deem fair and appropriate (or, in the case of Global Securities, based on a method in accordance with the procedures of DTC) unless otherwise required by applicable law or depository requirements, provided that if less than all the Securities are to be redeemed at any time pursuant to Section 3.6(a), the U.S. Trustee will select Securities for redemption as described in clause (ii) unless that method is otherwise prohibited. Subject to the foregoing, Securities or portions of Securities the U.S. Trustee selects for redemption shall be in minimum amounts of US$2,000 or a multiple of US$1,000 in excess thereof.

(b)	If Securities are to be redeemed in part only, the Redemption Notice that relates to such Securities will state the portion of the principal amount of such Securities to be redeemed. In the event that one or more of such Securities becomes subject to redemption in part only, upon surrender of any such Securities for payment of the redemption price, together with interest accrued to but excluding the applicable Redemption Date, the Issuer shall execute and the U.S. Trustee shall authenticate and deliver without charge to the Holder thereof or upon the Holder’s order one or more new Securities for the unredeemed part of the principal amount of the Securities so surrendered or, with respect to Global Securities, the U.S. Trustee shall make notations on the Global Securities of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Security” or “Securities” as used in this Article III shall be deemed to mean or include any part of the principal amount of any Security which in accordance with the foregoing provisions has become subject to redemption.

Section 3.3 Notice of Redemption

Notice of redemption (the “Redemption Notice”) of any Securities shall be given to the Holders of the Securities so to be redeemed not more than 60 days nor less than 15 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 11.2; provided that Redemption Notices in respect of optional redemptions of Securities may be mailed more than 60 days prior to a Redemption Date if the Redemption Notice is issued in connection with a satisfaction and discharge of this Indenture. Every such Redemption Notice shall specify the aggregate principal amount of Securities called for redemption, the Redemption Date, the redemption price and the places of payment and shall state that interest upon the principal amount of Securities called for redemption shall cease to be payable from and after the Redemption Date. Redemption Notices, including, without limitation, upon a Qualified Equity Offering, debt issuance, other offering or other corporate transaction or event, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering, debt issuance, other offering or other corporate transaction or event. If a Redemption Notice is subject to satisfaction of one or more conditions precedent, such Redemption Notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such Redemption Notice, or by the Redemption Date as so delayed. The Issuer may provide in such Redemption Notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

In addition, unless all the outstanding Securities are to be redeemed, the Redemption Notice shall specify:

(a) the CUSIP, ISIN or similar numbers, if any, printed on the Securities which are to be redeemed (as are registered in the name of such Holder);

(b) if such Securities are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Securities so selected;

(c) in the case of Global Securities, that the redemption will take place in such manner as may be agreed upon by the Depositary, the U.S. Trustee and the Issuer; and

(d) in all cases, the principal amounts of such Securities or, if any such Security is to be redeemed in part only, the principal amount of such part.

Notwithstanding Section 11.2, in the event that all Securities to be redeemed are Global Securities, publication of the Redemption Notice shall not be required.

Section 3.4 Effect of Notice of Redemption

Once notice of redemption is mailed to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the redemption price, subject to satisfaction of any condition permitted below. A notice of redemption may be subject to one or more conditions precedent specified in the notice of redemption, including completion of a Qualified Equity Offering, debt issuance, other offering or other corporate transaction or event. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5 Deposit of Redemption Price

No later than 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date. If the Issuer complies with the provisions of this Section 3.5, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6 Optional Redemption

(a) At any time or from time to time prior to July 15, 2022, the Issuer, at its option, may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities outstanding (calculated after giving effect to any issuance of Additional Securities), at a redemption price equal to 105.875% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Securities to be redeemed, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(i) at least 50% of the aggregate principal amount of the Securities (including Additional Securities) remains outstanding immediately after giving effect to any such redemption; and

(ii) each such redemption occurs not more than 90 days after the date of the closing of the related Qualified Equity Offering.

(b) At any time prior to July 15, 2022, the Issuer may redeem the Securities, in whole but not in part, at a redemption price equal to the sum of 100% of the aggregate principal amount of the Securities to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest, if any, to the Redemption Date.

(c) Except pursuant to Sections 3.6(a), 3.6(b) and 3.6(e), the Securities will not be redeemable at the Issuer’s option prior to July 15, 2022.

(d) At any time or from time to time on or after July 15, 2022, the Issuer, at its option, may redeem all or a part of the Securities at the redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if any, on the Securities to be redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2022	104.406%
2023	102.938%
2024	101.469%
2025 and thereafter	100.000%

(e) If the Issuer or any Guarantor becomes obligated to pay any Additional

(f) Amounts as a result of a change in the laws, treaties or regulations of any Relevant Taxing Authority, or a change in any official position regarding the application, interpretation or administration thereof (including a holding by a court of competent jurisdiction) or assessing practice with respect thereto, the enactment or adoption of which change is publicly announced on or after the date of this Indenture and such Additional Amounts cannot (as certified in an Officers’ Certificate to the Trustees) be avoided by the use of reasonable measures available to the Issuer or the applicable Guarantor, then the Issuer may, at its option, redeem the affected Securities, in whole but not in part, upon not less than 15 days’ nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which the Issuer or any Guarantor would be obligated to pay Additional Amounts, if a payment on the Securities were due on such date), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the

Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date). Notice of the Issuer’s intent to redeem the affected Securities shall not be effective until such time as it delivers to the Trustees an Opinion of Counsel stating that the Issuer or the applicable Guarantor is obligated to pay Additional Amounts because of an amendment to or change in law, treaty or regulation or other position as described in this Section 3.6(e).

Section 3.7 Mandatory Redemption

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Securities; provided, however, that under certain circumstances the Issuer may be required to offer to purchase the Securities pursuant to Section 4.7 and Section 4.13.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Principal, Premium, and Interest

The Issuer covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities, this Indenture. Payments of principal, premium, if any, and interest on the Securities shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon redemption, upon required repurchase pursuant to Section 4.7 or 4.13 hereof, upon declaration or otherwise. Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Securities; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

Section 4.2 Reports and Financial Information

(a) The Issuer will provide the Trustees, and the U.S. Trustee will deliver to all the Holders, the following information (collectively, the “Financial Reports”):

(i)

(A) within 90 days of the end of each fiscal year, annual audited financial statements for such fiscal year (along with customary comparative results) and (B) within 45 days of the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements for the interim period as at, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and, with respect to the annual information only, (x) a report on the annual financial statements by the Issuer’s certified independent accountants and (y) information of the type and scope contained in the Offering Memorandum under the caption “Business” (all of the foregoing information to be prepared on a basis substantially consistent with the corresponding information included or described in the Offering Memorandum);

(ii)

within 10 days after the occurrence of each event constituting a “material change” (as defined in the Securities Act (Alberta)) that would have been required to be reported (pursuant to applicable rules and regulations in effect on the Issue Date) in a report under the Securities Act (Alberta) if the Issuer had been a “reporting issuer” under the Securities Act (Alberta), a report containing substantially all of the information that would have been required to be contained (pursuant to the Securities Act (Alberta) and applicable rules and regulations thereunder) in such report, provided, however, that (x) Financial Reports shall be deemed to have been provided to the Trustees and the Holders once filed on the SEDAR website at www.SEDAR.com or filed with the SEC on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and (y) Financial Reports will not be required to include any reconciliation to generally accepted accounting principles in the United States of America with respect to financial information reported pursuant to GAAP.

(b) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.2(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding such Unrestricted Subsidiaries.

(c) If and for so long as any Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and not eligible to be resold pursuant to Rule 144(b)(1) of the U.S. Securities Act, the Issuer will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act (for so long as such information is required in order to permit resales of the Securities pursuant to Rule 144A).

(d) Unless the Financial Reports are available on SEDAR, or on EDGAR, or on any successor system thereto, the Issuer will also maintain a website to which the beneficial holders of the Securities are given free access and on which, not later than the date by which the Financial Reports are required to be provided to the Trustees pursuant to Section 4.2(a), such Financial Reports are made available. Making such Financial Reports so available shall be deemed to satisfy the requirements of Section 4.2(a) that such Financial Reports be provided to the Trustees and delivered to the Holders.

(e) Unless the Issuer is a “reporting issuer” (or its equivalent) required to file information with one or more securities regulators in Canada, no later than five Business Days after the date the annual and quarterly Financial Reports have been furnished pursuant to Section 4.2(a)(i), the Issuer shall also hold a live quarterly conference call with the opportunity for participants to ask questions of management. No fewer than three Business Days prior to the date such conference call is to be held, the Issuer shall issue a press release (which release shall be immediately filed on SEDAR or any successor system thereto or, if the applicable

Canadian securities regulators do not permit such filing, immediately provided to the Trustees and the Holders) announcing such quarterly conference call, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(f) The Trustees will have no responsibility to determine whether the filing or posting of such Financial Reports has occurred; delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which each Trustee is entitled to rely on officer’s certificates).

Section 4.3 Limitations in Incurrence of Indebtedness

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any of its Restricted Subsidiaries may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis, (i) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be at least 2.00 to 1.00 and (ii) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of incurring the Indebtedness or entering into the transactions relating to such incurrence.

(b) Notwithstanding Section 4.3(a), each of the following incurrences of Indebtedness shall be permitted (“Permitted Indebtedness”):

(i)

Indebtedness of the Issuer and any of its Restricted Subsidiaries under the Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), together with any Refinancing Indebtedness thereof pursuant to subclause (y) below, not to exceed the greater of (A) C$1,500 million or (B) 3.50 times the Issuer’s Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (determined at the time of incurrence after giving effect to the pro forma adjustments set forth in the definition of “Consolidated Interest Coverage Ratio”) and (y) all Refinancing Indebtedness incurred pursuant to clause (xi) below in respect of Indebtedness incurred pursuant to subclause (x) above, plus, in each case, the amount of fees, expenses and premiums incurred in connection with any refinancing thereof; provided, however, that the amount permitted to be incurred under Credit Facilities pursuant to clause (i)(B) above shall be increased to up to 4.0 times the Issuer’s Consolidated Cash Flow (as so determined) in respect of Indebtedness incurred on the closing date of any Significant Acquisition (the “Significant Acquisition Closing Date”) or within two Business Days of such Significant Acquisition Closing Date so long as the portion of any such incurred Indebtedness which exceeds 3.50 times the Issuer’s Consolidated Cash Flow (as so determined) is incurred to finance, directly or indirectly, such Significant Acquisition (in which case such excess portion of the Indebtedness is referred to as an “Incremental Acquisition Financing”); and provided further that any Incremental Acquisition Financing that the Issuer or any of its Restricted Subsidiaries incurs in reliance on the foregoing proviso shall be permanently repaid by the Issuer and its Restricted Subsidiaries under such Credit Facilities within 180 days after the Significant Acquisition Closing Date unless (and solely to the extent) that at the expiration of such 180 day period the Issuer and its Restricted Subsidiaries would be permitted to incur the portion of the Incremental Acquisition Financing that remains outstanding at such time pursuant to clauses (i)(A) or (i)(B) above;

(ii)	Indebtedness represented by the Securities issued on the Issue Date and the Guarantees;

(iii)

Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the use of proceeds of the Securities, including without limitation the Existing Notes and the guarantees thereof (other than Indebtedness referred to in clauses (i), (ii), (iv), (vi), (vii), (viii), (ix), (x) and (xii));

(iv)

guarantees by the Issuer and its Restricted Subsidiaries of Indebtedness permitted to be incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Securities or the Guarantees, as the case may be;

(v)

Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and not for speculative purposes;

(vi)

Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any of its Restricted Subsidiaries owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that:

(A)

if the Issuer is the obligor on Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities;

(B)

if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated in right of payment to the Guarantee of such Guarantor; and

(C)

(1) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and (2) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary; shall be deemed, in each case of this clause (C), to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, not permitted by this clause (vi);

(vii)

Indebtedness in respect of workers’ compensation claims, bank guarantees, letters of credit, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds in each case issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of an advance or credit (other than advances or credit for goods and services in the ordinary course of business and on customary terms and conditions that are customary in the Permitted Business, and other than the extension of credit represented by such letter of credit, guarantee or completion, performance, bid, appeal or surety bond itself);

(viii)

Purchase Money Obligations and Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary after the Issue Date, and Refinancing Indebtedness in respect thereof incurred pursuant to clause (xi), in an aggregate principal amount at any time outstanding not to exceed the greater of (A) C$375 million or (B) 6% of the Issuer’s Consolidated Tangible Assets (determined at the time of incurrence), plus, in each case, the amount of fees, expenses and premiums incurred in connection with any refinancing thereof;

(ix)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds, in each case in the ordinary course of business;

(x)	Indebtedness arising in connection with endorsement of instruments for

(xi)	deposit in the ordinary course of business;

(xii)

Refinancing Indebtedness of the Issuer or any of its Restricted Subsidiaries with respect to Indebtedness that was permitted by this Indenture to be incurred under Section 4.3(a), clauses (ii), (iii), (viii) or (xviii) of this Section 4.3(b), or this clause (xi);

(xiii)

indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any of its Restricted Subsidiaries or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(xiv)	Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(xv)

Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any of its Restricted Subsidiaries, or amalgamated, merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation); provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or amalgamated, merged or consolidated with the Issuer or any of its Restricted Subsidiaries and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (xiv) and any other related Indebtedness, either (A) the Issuer would have been able to incur C$1.00 of additional Indebtedness pursuant to Section 4.3(a) or (B) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

(xvi)

Indebtedness representing deferred compensation to directors, officers, members of management or employees (in their capacities as such) of the Issuer or any of its Restricted Subsidiaries and incurred in the ordinary course of business;

(xvii)	daylight loans incurred for bona fide tax planning purposes;

(xviii)

unsecured obligations owing under letters of credit, letters of guarantee, performance guarantees and similar instruments issued by one or more financial institutions which are guaranteed by Export Development Canada pursuant to its “Performance Security Guarantee” program (or any replacement program thereto) in an aggregate principal amount not to exceed C$150,000,000; and

(iii)

additional Indebtedness of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (xviii) and then outstanding and all Refinancing Indebtedness in respect thereof incurred pursuant to clause (xi), will not exceed the greater of (A) C$375 million or (B) 6% of the Issuer’s Consolidated Tangible Assets (determined at the time of incurrence).

(c)	For purposes of determining compliance with this Section 4.3:

(i)

in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xviii) of Section 4.3(b) or is entitled to be incurred pursuant to Section 4.3(a), the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described therein (except that Indebtedness incurred under the Credit Agreement on or prior to the Issue Date shall be deemed to have been incurred under Section 4.3(b)(i)), and may later reclassify any item of Indebtedness described in clauses (i) through (xviii) of Section 4.3(b) (provided that at the time of reclassification it meets the criteria in such category or categories);

(ii)

guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness;

(iii)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(iv)

Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer (or amalgamates, merges or consolidates with or into the Issuer or of its Restricted Subsidiaries) shall be deemed to have been incurred by the Issuer and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary of the Issuer (or amalgamates, merges or consolidates with or into the Issuer or any of its Restricted Subsidiaries), and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.3, the Issuer shall be in Default of this covenant; provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary of the Issuer (or amalgamates, merges or consolidates with or into the Issuer or any of its Restricted Subsidiaries) will be deemed to not be Indebtedness for the purposes of this Section 4.3.

(d) For the purposes of determining compliance with any Canadian dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Canadian dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4 Restricted Payments

(a) Subject to Section 4.4(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

(i)	no Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment;

(ii)

the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least C$1.00 of additional Indebtedness pursuant to the test described in Section 4.3(a); and

(iii)

the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the 2026 Notes Issue Date (other than Restricted Payments made pursuant to clause (ii), (iii), (v), (vi), (vii), (viii), (ix), (xi), (xii) or (xiii) of Section 4.4(b)), is less than the sum (the “Restricted Payments Basket”) of (without duplication):

(A)

50% of Consolidated Net Income of the Issuer and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on July 1, 2014 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(B)

100% of (1) the aggregate net cash proceeds and (2) the Fair Market Value of (x) marketable securities (other than marketable securities of the Issuer), (y) Equity Interests of a Person (other than the Issuer or a Subsidiary of the Issuer) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Issuer after the 2026 Notes Issue Date, in each case as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Issuer), plus

(C)

100% of the aggregate amount by which Indebtedness or Disqualified Equity Interests (other than any Indebtedness owed to, or Disqualified Equity Interests held by, the Issuer or a Subsidiary) of the Issuer or any of its Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after the 2026 Notes Issue Date of any such Indebtedness into or for Qualified Equity Interests (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange), plus

(D)

in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made by the Issuer or any of its Restricted Subsidiaries after the 2026 Notes Issue Date (other than the release of any guarantee), an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (1) 100% of the aggregate amount received by the Issuer or any of its Restricted Subsidiaries in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (2) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(E)

in the case of the release of any guarantee that was treated as a Restricted Payment made by the Issuer or any of its Restricted Subsidiaries after the 2026 Notes Issue Date, an amount equal to the amount of such guarantee that was treated as a Restricted Payment less any amount paid under such guarantee, plus

(F)

upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (1) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (2) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

(b) Section 4.4(a) will not prohibit:

(i)

the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of this Indenture;

(ii)	any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests (other than to a Restricted Subsidiary);

(iii)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.3 and the other terms of this Indenture;

(iv)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.13 or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.7; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(v)	the redemption, repurchase or other acquisition or retirement for value of

Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed:

(A)	C$15.0 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus

(B)

the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (v), plus

(C)	the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (v),

and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 4.4 or any other provision of this Indenture;

(vi)

(A) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof, and (B) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(vii)

dividends on Disqualified Equity Interests of the Issuer or Preferred Shares of any of its Restricted Subsidiaries issued in compliance with Section 4.3 to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(viii)	the payment of cash in lieu of fractional Equity Interests of the Issuer;

(ix)	payments or distributions to dissenting shareholders pursuant to applicable law in connection with an amalgamation, merger, consolidation or transfer of assets that complies with Article V;

(x)

the declaration and payment of any dividend to holders of Common Shares of the Issuer (excluding, for certainty, distributions made pursuant to clause (xi)); provided that (A) the aggregate of all such dividends paid in the Issuer’s then current fiscal quarter and the immediately preceding three fiscal quarters for which annual or quarterly internal financial statements are available does not exceed 90% of Excess Cash for the four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available, and (B) the Secured Leverage Ratio of the Issuer would not exceed (1) 3.0 to 1.0 (for the fiscal quarters ending June 30 and September 30) and (2) 3.5 to 1.0 (for the fiscal quarters ending March 31 and December 31), in each case after giving effect to such dividend payment;

(xi)

cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(xii)

payment of other Restricted Payments from time to time in an aggregate amount not to exceed the greater of (A) C$315 million or (B) 5% of the Issuer’s Consolidated Tangible Assets (determined at the time each such Restricted Payment is made);

(xiii)

with respect to any tax period in which the Issuer or any of its Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for Canadian or applicable provincial, state, local, or foreign tax purposes of which a direct or indirect parent of the Issuer is the common parent (a “Tax Group”), distributions to such parent in an amount not to exceed the portion of any Canadian, provincial, state, local and/or foreign taxes, as applicable, of such Tax Group that is attributable to the taxable income of the Issuer or its applicable Subsidiaries; provided that, the amount of such distributions with respect to any tax period shall not exceed the amount of such taxes that would have been payable by the Issuer and/or its applicable Subsidiaries with respect to such period had they been taxed as a standalone entity or a standalone consolidated group of corporations for all periods ending after the Issue Date; and

(xiv)	any additional Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, the Issuer’s Consolidated Leverage Ratio does not exceed 3.0 to 1.0;

provided that: (a) in the case of any Restricted Payment pursuant to clause (x), (xii) or (xiv) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clause (ii) or (v)(B) above or used to make or permit a Permitted Investment pursuant to clause (14) or (15) of the definition thereof shall increase the Restricted Payments Basket to the extent of such payment.

(c) The amount of each Restricted Payment (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. For the purposes of determining compliance with any Canadian dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the Canadian dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made.

(d) For purposes of determining compliance with this Section 4.4, in the event that any Restricted Payment is permitted under more than one of the provisions described in clauses (i) through (xiii) above, the Issuer shall, in its sole discretion, classify such Restricted Payment and may divide and classify such Restricted Payment in more than one of the types of Restricted Payments described, and may later reclassify any Restricted Payment described in clauses (i) through (xiii) above (provided that at the time of reclassification the applicable Restricted Payment is permitted under such provision or provisions).

Section 4.5 Liens

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) upon any of its or their property or assets (including Equity Interests of any of its Restricted Subsidiaries), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, unless contemporaneously with the incurrence of such Lien:

(i)

in the case of any Lien securing an obligation that ranks pari passu with the Securities or a Guarantee, effective provision is made to secure the Securities or such Guarantee, as the case may be, at least equally and ratably with or prior to such Obligation with a Lien on the same collateral; and

(ii)

in the case of any Lien securing an obligation that is subordinated in right of payment to the Securities or a Guarantee, effective provision is made to secure the Securities or such Guarantee, as the case may be, with a Lien on the same collateral that is senior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

(b) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

(c) For purposes of determining compliance with this Section 4.5, in the event that any Lien is permitted under more than one of the provisions described in clauses (i) through (xxviii) of the definition of “Permitted Liens,” the Issuer shall, in its sole discretion, classify such Lien and may divide and classify such Lien in more than one of the types of Liens described, and may later reclassify any Lien described in clauses (i) through (xxviii) of the definition of “Permitted Liens” (provided that at the time of reclassification the applicable Lien is permitted under such provision or provisions).

Section 4.6 Dividend and Other Payment Restrictions Affecting Subsidiaries

(a) Subject to Section 4.6(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to become effective any consensual encumbrance or consensual restriction on the ability of any of its Restricted Subsidiaries to:

(i)

pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Shares in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Shares shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(ii)

make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness or obligations incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(iii)	sell, lease or transfer any of its property or assets to the Issuer or any other Restricted Subsidiary;

(b) Section 4.6(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)	agreements existing on the Issue Date (including, without limitation, the Credit Agreement and agreements relating to the Existing Notes) as in effect on that date;

(ii)	this Indenture, the Securities and the Guarantees;

(iii)

any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(iv)

any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(v)

any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (i), (ii), (iii), (iv), (v), or (x) of this Section 4.6(b); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive than the encumbrances and restrictions contained in the agreements referred to in clause (i), (ii), (iii) or (iv) of this Section 4.6(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was amalgamated or merged into a Restricted Subsidiary, whichever is applicable;

(vi)	applicable law, regulation or order;

(vii)	non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(viii)	in the case of Section 4.6(a)(iii), Liens permitted to be incurred under Section 4.5 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(ix)	any agreement to sell Equity Interests or assets, as permitted under this Indenture, to any Person pending the closing of such sale;

(x)

any other agreement governing Indebtedness or other obligations entered into after the Issue Date if (A) such agreement contains encumbrances and restrictions that are not materially more restrictive with respect to any of its Restricted Subsidiaries than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or (B) any such encumbrance or restriction contained in such Indebtedness is not expected, as determined by the Issuer in good faith, to result in a failure by the Issuer to be able to make scheduled payments of cash interest and principal on the Securities when due;

(xi)

customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(xii)

Capitalized Lease Obligations, Purchase Money Obligations and any Refinancing Indebtedness in respect thereof incurred in compliance with Section 4.3 that imposes restrictions of the nature described in Section 4.6(a)(iii) on the assets leased or acquired; and

(xiii)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business.

Section 4.7 Asset Sales

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(i)

the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the shares and assets subject to such Asset Sale; and

(ii)

at least 75% of the total consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; for the purposes of this Section 4.7(a)(ii) only, each of the following will be deemed to be cash:

(A)

the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness or intercompany Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written novation agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor;

(B)

the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received);

(C)

the Fair Market Value of (1) any assets (other than securities) received by the Issuer or any of its Restricted Subsidiaries to be used by it in a Permitted Business, (2) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (3) a combination of (1) and (2); and

(D)

any Designated Non-Cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed 5.0% of the Issuer’s Consolidated Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) If at any time any non-cash consideration received by the Issuer or any of its Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.7.

(c) Notwithstanding Section 4.7(a), the 75% limitation referred to in Section 4.7(a)(ii) shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with this Section 4.7 on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(d) If the Issuer or any of its Restricted Subsidiaries engages in an Asset Sale, the Issuer or such Restricted Subsidiary may, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(i)

repay, redeem or otherwise retire (A) obligations under the Credit Agreement, (B) Indebtedness (other than Disqualified Equity Interests or Subordinated Indebtedness) of a Restricted Subsidiary that is not a Guarantor and/or (C) Indebtedness of the Issuer or a Restricted Subsidiary that is secured by a Lien (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) and, if the obligations repaid are in respect of revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

(ii)

repay, redeem or otherwise retire obligations under other Indebtedness of the Issuer or a Restricted Subsidiary (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); provided that the Issuer shall equally and ratably reduce obligations under the Securities as provided under Section 3.6, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 4.7(g) for a Net Proceeds Offer) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid; or

(iii)

(A) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or any of its Restricted Subsidiaries in a Permitted Business, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Restricted Subsidiaries in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

Notwithstanding the foregoing, if any portion of Net Available Proceeds are not invested or reinvested as contemplated by clause (iii) above within 365 days of receipt thereof but the Issuer or any of its Restricted Subsidiaries has, within 365 days of receipt of such Net Available Proceeds, entered into a binding contractual commitment upon customary conditions (including a purchase agreement or purchase order) to make such investments, then the Issuer or such Restricted Subsidiary shall be deemed to have invested such Net Available Proceeds in accordance with clause (iii) above; provided that, in the event and to the extent such investment shall not be completed in whole or in part in accordance with such binding contractual commitment within 180 days after entering into such binding contractual commitment, such binding contractual commitment shall have been terminated in whole or in part, such investment shall be abandoned in whole or in part, or such Net Available Proceeds are not otherwise applied to fund such investment in whole or in part, then the Net Available Proceeds (or balance of Net Available Proceeds related to the non-completed portion of a binding contractual commitment in the event of a partial completion, termination, abandonment or application) shall be applied as described in Section 4.7(f). The amount of Net Available Proceeds not applied or invested as provided in this Section 4.7(d) will constitute “Excess Proceeds.”

(e) Pending the final application of any Net Available Proceeds pursuant to this Section 4.7, the Issuer or such Restricted Subsidiary holding such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by this Indenture.

(f)

(i) On the 366th day after an Asset Sale (or, at the Issuer’s option, an earlier date or any later date contemplated by paragraph (d) above), if the aggregate amount of Excess Proceeds equals or exceeds C$75 million, the Issuer will be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders and, to the extent required by the terms of other Pari Passu Indebtedness of the Issuer, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase or redeem the maximum principal amount of Securities, and any such Pari Passu Indebtedness to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of Securities plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in minimum denominations of US$2,000 or integral multiples of US$1,000 in excess thereof.

(ii)

Within five Business Days after the Issuer is obligated to make an Net Proceeds Offer as described in Section 4.7(g)(i), the Issuer will send a written notice, by first-class mail, to the Holders, accompanied by such information regarding the Issuer and its Subsidiaries as the Issuer in good faith believes will enable such Holders to make an informed decision with respect to such Net Proceeds Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

(g)	(i) The Net Proceeds Offer will remain open for a period of 20 Business

Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Securities and Pari Passu Indebtedness required to be purchased pursuant to this Section 4.7 (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Securities and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer.

(ii)

If the Net Proceeds Purchase Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Net Proceeds Offer.

(iii)

On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Securities and Pari Passu Indebtedness or portions of Securities and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Securities so validly tendered and not properly withdrawn, in each case in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Issuer will deliver to the Trustees an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this covenant and, in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering holder and/or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Security, and the U.S. Trustee, upon delivery of an Officers’ Certificate from the Issuer, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a minimum denomination in principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Security not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Net Proceeds Purchase Date.

(h) To the extent that the sum of the aggregate principal amount of Securities and Pari Passu Indebtedness validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of this Indenture. If the aggregate principal amount of Securities and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Securities and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Securities and Pari Passu Indebtedness. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

(i) Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of Section 4.13 and/or Article V and not by the provisions of this Section 4.7.

(j) Without limiting the foregoing provisions of this Section 4.7:

(i)	any Holder may decline any offer of prepayment pursuant to this Section 4.7; and

(ii)	the failure of any such Holder to accept or decline any such offer of prepayment shall be deemed to be an election by such Holder to decline such prepayment.

(k) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other applicable laws and regulations in connection with the purchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any Applicable Laws and regulations conflict with this Section 4.7, the Issuer shall comply with such Applicable Laws and regulations and will not be deemed to have breached its obligations under this Section 4.7 by virtue of such compliance.

Section 4.8 Transactions with Affiliates

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of C$15.0 million, unless:

(i)

the terms of such Affiliate Transaction are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;

(ii)

the Issuer delivers to the Trustees, with respect to any Affiliate Transaction involving aggregate value in excess of C$50 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i); and

(iii)

the Issuer delivers to the Trustees, with respect to any Affiliate Transaction involving aggregate value in excess of C$75 million, a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Affiliate Transaction.

(b)	The restrictions in Section 4.8(a) shall not apply to:

(i)	transactions exclusively between or among (A) the Issuer and one or more Restricted Subsidiaries or (B) Restricted Subsidiaries;

(ii)

director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Issuer and indemnification arrangements, in each case, as determined in good faith by the Issuer’s Board of Directors or senior management;

(iii)	any Permitted Investments;

(iv)	any Restricted Payments which are made in accordance with Section 4.4;

(v)

any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not, in the good faith judgment of the Issuer, more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date;

(vi)

any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(vii)

(A) any transaction with an Affiliate where the only consideration paid by the Issuer or any of its Restricted Subsidiaries is Qualified Equity Interests or (B) the issuance or sale of any Qualified Equity Interests and the granting of registration and other customary rights in connection therewith; and

(viii)

transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustees a letter from a Canadian or U.S. nationally recognized accounting, appraisal or investment banking firm stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of the preceding paragraph.

Section 4.9 Additional Subsidiary Guarantees

(a) If any of Issuer’s Restricted Subsidiaries that is not a Guarantor incurs or guarantees any Triggering Indebtedness and the aggregate amount of all such Triggering Indebtedness of all Restricted Subsidiaries that are not Guarantors would exceed C$10 million, then the Issuer shall:

(i)

cause such Restricted Subsidiary to execute and deliver to the Trustees within 30 days a supplemental indenture in substantially the form attached hereto as Exhibit D, providing for a Guarantee by such Restricted Subsidiary; and

(ii)

deliver to the Trustees an Opinion of Counsel (which may contain customary exceptions) that such Guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

(b) The Issuer may also elect to cause any other Restricted Subsidiary to issue a Guarantee and become a Guarantor.

Section 4.10 Designation of Subsidiaries as Restricted or Unrestricted

(a) The Board of Directors of the Issuer may, subject to Section 4.20(b), designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through amalgamation, merger or consolidation or Investment therein) of the Issuer as an Unrestricted Subsidiary under this Indenture (a “Designation”), provided that:

(i)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation (unless such Default would be wholly cured by such Designation);

(ii)

the Issuer would be permitted to make, at the time of such Designation, (A) a Permitted Investment or (B) an Investment pursuant to clause (b) below, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date;

(iii)

on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Issuer or the Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of the Issuer; and

(iv)

such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries unless such guarantee is released concurrent with such Designation.

(b) For purposes of any Designation, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the definition of “Investment.” Such Designation will be permitted only if an Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(c) The Board of Directors of the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(i)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(ii)

all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

Section 4.11 Further Instruments and Acts

Upon request by the Trustees, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.12 Business Activities

The Issuer will engage, and will cause its Restricted Subsidiaries to engage, only in businesses that, when considered together as a single enterprise, are primarily the Permitted Business.

Section 4.13 Offer to Purchase Securities upon Change of Control

(a) Subject to Section 4.13(h), upon the occurrence of any Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Securities as described under Section 3.6, each Holder will have the right to require that the Issuer purchase all or any portion (in minimum denominations equal to US$2,000 or an integral multiple of US$1,000 in excess thereof) of that Holder’s Securities for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase.

(b) No later than 30 days following any Change of Control Triggering Event, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustees, a notice:

(i)	describing the transaction or transactions that constitute the Change of Control Triggering Event;

(ii)

offering to purchase, pursuant to the offer described in this Section 4.13(b) (the “Change of Control Offer”), on a date specified in such notice, which shall be a Business Day not earlier than 30 days, nor, unless such Change of Control Offer is being made in advance of a Change of Control Triggering Event, later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Securities properly tendered by such Holder pursuant to such Change of Control Offer; and

(iii)	describing the procedures, as determined by the Issuer, consistent with this Indenture, that Holders must follow to accept the Change of Control Offer.

(c) On the Business Day immediately preceding the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Securities or portions of Securities properly tendered.

(d) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)

accept for payment all Securities or portions of Securities (in minimum denominations equal to US$2,000 or integral multiples of US$1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(ii)

deliver or cause to be delivered to the U.S. Trustee the Securities accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Issuer.

(e) The Paying Agent will promptly deliver to each Holder of Securities properly tendered and not withdrawn the Change of Control Purchase Price for such Securities, with such payment to be made through the facilities of the Depositary for all Global Securities, and the U.S. Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities so tendered, if any; provided that each such new Security will be in a minimum denomination in principal amount of US$2,000 or integral multiples of US$1,000 in excess thereof.

(f) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant Interest Payment Date to the Person in whose name a Security is registered at the close of business on such record date.

(g) A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(h) The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event and a Holder will not have the right to require the Issuer to repurchase any Securities pursuant to a Change of Control Offer if (i) a third party makes an offer to purchase the Securities in the manner, at the times and otherwise in substantial compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer, or (ii) a Redemption Notice has been given pursuant to Section 3.6 unless and until there is a Default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in this Section 4.13, a Change of Control Offer by the Issuer or a third party may be made in advance of a Change of Control Triggering Event, conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(i) The Issuer will comply with Applicable Laws and regulations in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of Applicable Laws and regulations conflict with the requirements of this Section 4.13, the Issuer shall comply with such Applicable Laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(j) The provisions in this Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority of the aggregate principal amount of the Securities then outstanding.

(k) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Issuer purchases all of the Securities held by such Holders, the Issuer will have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such Change of Control Offer, to redeem all of the Securities that remain outstanding following such purchase at a redemption price equal to the Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest on the Securities that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

Section 4.14 Maintenance of Office or Agency

(a) The Issuer shall maintain an office or agency in the continental United States where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and Guarantors in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the U.S. Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies in the continental United States where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustees of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the U.S. Trustee as one such office or agency of the Issuer.

Section 4.15 Provision as to Paying Agent

(a) If the Issuer shall appoint a Paying Agent other than the U.S. Trustee, in accordance with the terms of this Indenture, it will cause such Paying Agent to execute and deliver to the U.S. Trustee an instrument in which such Agent shall undertake, subject to the provisions of this Section 4.15:

(1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and will notify the U.S. Trustee of the receipt of sums to be so held;

(2) that it will give the U.S. Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;

(3) that it will at any time during the continuance of any Event of Default specified in Section 6.1, upon the written request of the U.S. Trustee, deliver to the U.S. Trustee all sums so held in trust by it; and

(4) that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b) If the Issuer shall not act as its own Paying Agent, it will, by 11:00 a.m. (New York City time) on the due date of the principal of or premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the U.S. Trustee) the Issuer will promptly notify the U.S. Trustee of its failure so to act.

(c) If the Issuer shall act as its own Paying Agent, it will, by 11:00 a.m., (New York City time) on each due date of the principal of or premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the U.S. Trustee of any failure to take such action.

(d) Anything in this Section 4.15 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Paying Agent for delivery to the U.S. Trustee all sums held in trust by it, as required by this Section 4.15, such sums to be delivered by the Paying Agent to the U.S. Trustee to be held by the U.S. Trustee upon the trusts herein contained.

(e) Anything in this Section 4.15 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.15 is subject to the provisions of Section 8.6 and Section 8.7.

Section 4.16 Corporate Existence

Subject to Section 4.13 and Article V, as the case may be, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.17 Compliance Certificate

(a) The Issuer shall deliver to the Trustees, within 90 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2019, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments. on account of the principal of, premium, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) The Issuer shall, so long as any of the Securities are outstanding, deliver to the Trustees, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.18 Payment of Taxes and Other Claims

The Issuer shall and shall cause each of the Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge, or cause to be paid and discharged, all taxes shown to be due and payable on such returns and all other taxes, assessments and governmental levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any Restricted Subsidiary; provided that neither the Issuer nor any Restricted Subsidiary need pay any such taxes or claim if (a) the amount, applicability or validity thereof is contested by the Issuer or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Issuer or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Issuer or such Restricted Subsidiary or (b) the non-payment of all such taxes in the aggregate would not reasonably be expected to have a material adverse effect on the business, affairs or financial condition of the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.19 Stay, Extension and Usury Laws

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustees, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.20 Covenant Termination

(a) Following the first date that (i) the Securities have a rating equal to or higher than “BBB-” (or the equivalent) by S&P or “Baa3” (or the equivalent) by Moody’s (or, if either such agency ceases to rate the Securities for reasons outside of the control of the Issuer, the equivalent investment grade credit rating by any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the U.S. Exchange Act, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s, or both, as the case may be) and (ii) no Default has occurred and is continuing, the Issuer and its Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture:

(i)	Section 4.3;

(ii)	Section 4.4;

(iii)	Section 4.6;

(iv)	Section 4.7;

(v)	Section 4.8;

(vi)	Section 4.9(a); and

(vii)	Section 5.1(a)(iii).

(b) After the foregoing covenants have been terminated, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

(c) The Issuer shall promptly provide notice to the U.S. Trustee of a termination of covenants pursuant to clause (a) above. Neither Trustee shall have any obligation to (i) independently determine or verify if such termination has occurred or (ii) notify the Holders of any such termination.

Section 4.21 Keeping of Books

The Issuer shall keep or cause to be kept, and shall cause each Restricted Subsidiary to keep or cause to be kept proper books of record and account, in which full and correct entries (in all material respects) shall be made of all financial transactions and the property and business of the Issuer and the Restricted Subsidiaries in accordance with GAAP.

ARTICLE V

SUCCESSORS TO THE ISSUER AND THE RESTRICTED SUBSIDIARIES

Section 5.1 Restrictions on Amalgamation, Consolidation, Merger and Sale of Certain Assets

(a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, amalgamate, consolidate, or merge with or into or wind up or dissolve into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) unless:

(i)	either:

(A)	the Issuer will be the surviving or continuing Person; or

(B)

the Person (if other than the Issuer) formed by or surviving or continuing from such amalgamation, consolidation, merger, winding up or dissolution or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of Canada or any province thereof or the United States of America or of any state of the United States of America or the District of Columbia, and the Successor expressly assumes, by operation of law or supplemental indenture, all of the obligations of the Issuer under the Securities and this Indenture; provided, that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under this Indenture and the Securities pursuant to a supplemental indenture to this Indenture executed and delivered to the Trustees (for greater certainty, the Issuer shall be considered to be the Successor in the event of a statutory amalgamation governed by the laws of Canada or any province thereof of the Issuer with any other Restricted Subsidiary);

(ii)

immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (i)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(iii)

immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (i)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (A) the Issuer or its Successor, as the case may be, could incur C$1.00 of additional Indebtedness pursuant to Section 4.3(a) or (B) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such transaction; and

(iv)

the Issuer shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with this Indenture;

provided that clauses (ii) and (iii) above shall not apply in the case of any amalgamation, consolidation, or merger with or into, or sale, lease, transfer, conveyance or other disposal of or assignment of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) to, another Person that is a Restricted Subsidiary.

For purposes of this Section 5.1(a), any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b) Except in circumstances providing for the release of a Guarantor described under Section 10.9, no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, in a single transaction or a series of related transactions, amalgamate, consolidate or merge with or into or wind up or dissolve into another Person (whether or not the Guarantor is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of its assets to any Person (other than the Issuer or another Guarantor) unless either:

(i)

(A) (1) such Guarantor will be the surviving or continuing Person; or (2) the Person (if other than such Guarantor) formed by or surviving any such amalgamation, consolidation, merger, winding-up or dissolution is another Guarantor or assumes, by operation of law or supplemental indenture, all of the obligations of such Guarantor under the Guarantee of such Guarantor and this Indenture;

(B) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(C) except in the case of any amalgamation, consolidation, merger, sale, lease, transfer, conveyance, or other disposition of assets between or among the Issuer and any Guarantor, the Issuer shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, sale, lease, transfer, conveyance or other disposition, and such agreements and/or supplemental indenture (if any), comply with this Indenture; or

(ii)	in the case of a sale or other disposition, the transaction does not violate Section 4.7.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c) Upon any amalgamation, merger or consolidation of the Issuer or a Guarantor or any transfer of all or substantially all of the assets of the Issuer in accordance with this Section 5.1, in which the Issuer or such Guarantor is not the continuing obligor under the Securities or its Guarantee, as applicable, the surviving entity formed by such amalgamation, merger or consolidation or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Securities and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Securities or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Securities, this Indenture and its Guarantee, if applicable.

(d) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) the Issuer or any Guarantor may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating in Canada or a province thereof, a state of the United States or the District of Columbia, as long as the amount of Indebtedness of the Issuer or such Guarantor and its Restricted Subsidiaries is not increased thereby.

Section 5.2 Vesting of Powers in Successor

Whenever the conditions of Section 5.1 have been duly observed and performed, the Trustees will execute and deliver a Supplemental Indenture as provided for in Section 9.5 and then:

(a) the Successor Person will possess and from time to time may exercise each and every right and power of the Issuer or Guarantor under this Indenture in the name of the Issuer or Guarantor, as applicable, or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Issuer or Guarantor may be done and performed with like force and effect by the like directors or officers of such successor; and

(b) the Issuer or Guarantor, as applicable, will be released and discharged from liability under this Indenture and the Trustees will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE VI

DEFAULT AND ENFORCEMENT

Section 6.1 Events of Default

“Event of Default” means any one of the following events:

(a) failure to pay interest on any of the Securities when the same becomes due and payable and the continuance of any such failure for 30 days;

(b) failure to pay principal of or premium, if any, on any of the Securities when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(c) failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants under Article V or failure by the Issuer to comply with its obligations to make a Change of Control Offer pursuant to Section 4.13;

(d) except with respect to paragraphs (a), (b) and (c) above, failure by the Issuer or any of its Restricted Subsidiaries to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days (or, in the case of a failure to comply with Section 4.2, 120 days) after notice of the failure has been given to the Issuer by the U.S. Trustee or to the Issuer and the U.S. Trustee by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding;

(e) default by the Issuer or any of its Significant Subsidiaries under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Issuer or such Significant Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(i)	is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof (a “Payment Default”), or

(ii)

results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Significant Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (i) or (ii) has occurred and is continuing, aggregates C$50 million or more;

(f) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of C$50 million shall be rendered against the Issuer, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(g) the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case,

(ii)	applies for or consents to the entry of an order for relief against it in an involuntary case,

(iii)	applies for or consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)	makes a general assignment for the benefit of its creditors, or

(v)	generally is not paying its debts as they become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)

is for relief against the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(ii)

appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries; or

(iii)

orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

Section 6.2 Acceleration of Maturity; Rescission, Annulment and Waiver

(a) If an Event of Default (other than an Event of Default specified in Sections 6.1(g) or 6.1(h) with respect to the Issuer), shall have occurred and be continuing under this Indenture, the U.S. Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Issuer and the U.S. Trustee, may declare (an “acceleration declaration”) all amounts owing under the Securities to be due and payable. Upon such acceleration declaration, the aggregate principal (and premium, if any) of and accrued and unpaid interest on the outstanding Securities shall become due and payable immediately. If an Event of Default specified in Sections 6.1(g) or 6.1(h) occurs with respect to the Issuer, then the principal of (and premium, if any) and accrued and unpaid interest on all of the outstanding Securities will thereupon become and be immediately due and payable without any declaration, notice or other action on the part of the Trustees or any Holder to the extent permitted by applicable law.

(b) At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the U.S. Trustee:

(i)

the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Issuer, the Holders and the U.S. Trustee, may rescind and annul such declaration and its consequences if:

(A)

all existing Events of Default, other than the non-payment of amounts of principal of (and premium, if any) or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived; and

(B)	such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(C)	and the Issuer has paid all sums owing to the Trustees pursuant to Section 7.6 hereof; and

(ii)

the U.S. Trustee, so long as it has not become bound to declare the principal and interest on the Securities (or any of them) to be due and payable, or to obtain or enforce payment of the same, shall have the power to waive any Event of Default if, in the U.S. Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to rescind and annul such declaration and its consequences;

provided that no such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c) Notwithstanding Section 6.2(a), in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 6.1(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the U.S. Trustee by the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

(d) The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustees may, on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Securities.

Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee

(a)	The Issuer covenants that if:

(i)	Default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(ii)	Default is made in the payment of the principal of (or premium, if any on) any Security at the Stated Maturity thereof and such default continues for a period of three Business Days,

the Issuer will, upon demand of the U.S. Trustee, pay to the U.S. Trustee for the benefit of the Holders, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the U.S. Trustee, its agents and counsel.

(b) If the Issuer fails to pay such amounts forthwith upon such demand, the U.S. Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor (including the Guarantors, if any) upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

(c) If an Event of Default occurs and is continuing, the U.S. Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the U.S. Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4 Trustee May File Proofs of Claim

(a) In case of any pending receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer and its debts or any other obligor upon the Securities (including the Guarantors, if any), and their debts or the property of the Issuer or of such other obligor or their creditors, the U.S. Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the U.S. Trustee shall have made any demand on the Issuer for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)

to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the U.S. Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the U.S. Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii)	to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the U.S. Trustee and, in the event that the U.S. Trustee shall consent to the making of such payments directly to the Holders, to pay the U.S. Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the U.S. Trustee, its agents and counsel, and any other amounts due the U.S. Trustee hereunder.

(b) Nothing herein contained shall be deemed to authorize the U.S. Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the U.S. Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5 Trustee May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the U.S. Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the U.S. Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the U.S. Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6 Application of Monies by Trustee

Except as herein otherwise expressly provided, any money collected by the U.S. Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the U.S. Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) first, in payment or in reimbursement to the U.S. Trustee of its reasonable compensation, costs, charges, expenses, borrowings, advances, indemnity amounts or other monies furnished or provided by or at the instance of the U.S. Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b) second, but subject as hereinafter in this Section 6.6 provided, in payment, ratably and proportionately to the Holders, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Securities which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default; and

(c) third, in payment of the surplus, if any, of such monies to the Issuer or its assigns and/or the Guarantors, as the case may be;

provided, however, that no payment shall be made pursuant to clause (ii) in respect of the principal, premium or interest on any Securities held, directly or indirectly, by or for the benefit of the Issuer or any Subsidiary of the Issuer (other than any Securities pledged for value and in good faith to a Person other than the Issuer or any Subsidiary of the Issuer but only to the extent of such Person’s interest therein), except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Securities which are not so held.

Section 6.7 No Suits by Holders

Except to enforce payment of the principal of, and premium (if any) or interest on any Security (after giving effect to any applicable grace period specified therefor in Section 6.1(a)), no Holder shall have any right to institute any action, suit or proceeding at law or in equity with respect to this Indenture or for the appointment of a liquidator, trustee or receiver or for a receiving order under any Bankruptcy Laws or to have the Issuer or any Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

(a) the Holder gives the U.S. Trustee written notice of a continuing Event of Default;

(b) the Holder or Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustees to pursue the remedy;

(c) such Holder or Holders offer the Trustees indemnity satisfactory to the Trustees against any costs, liability or expense;

(d) the Trustees do not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60 day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustees a direction that is inconsistent with the request;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, a Holder shall have the right, which is absolute and unconditional, to receive payment, as provided herein of the principal of (and premium, if any) and interest on the Securities held by such Holder on the applicable Maturity date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9 Restoration of Rights and Remedies

If the U.S. Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the U.S. Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors (if any), the U.S. Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the U.S. Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative

Except as otherwise expressly provided herein, no right or remedy herein conferred upon or reserved to the U.S. Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver

No delay or omission of the U.S. Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the U.S. Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the U.S. Trustee or by the Holders, as the case may be.

Section 6.12 Direction by Holders

The Holders of a majority in principal amount of the then outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the U.S. Trustee. However, subject to Subject to Section 7.1, the U.S. Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the U.S. Trustee in personal liability, or that the U.S. Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities.

Section 6.13 Notice of Event of Default

If an Event of Default shall occur and be continuing the U.S. Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Canadian Trustee and the Holders, provided that, notwithstanding the foregoing, unless the U.S. Trustee shall have been requested to do so by the Holders of at least 25% of the principal amount of the Securities then outstanding, the U.S. Trustee shall not be required to give such notice if the U.S. Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Holders and shall have so advised the Issuer in writing. Notwithstanding the foregoing, notice relating to a Default or Event of Default relating to the payment of principal or interest shall not in any circumstances be withheld.

Section 6.14 Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken, suffered or omitted by it as a Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Section 6.15 Judgment Against the Issuer

The Issuer covenants and agrees with the U.S. Trustee that, in case of any judicial or other proceedings to enforce the rights of the Holders, judgment may be rendered against it in favor of the Holders or in favor of the U.S. Trustee, as trustee for the Holders, for any amount which may remain due in respect of the Securities and premium (if any) and the interest thereon and any other monies owing hereunder.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of U.S. Trustee

(a) If an Event of Default has occurred and is continuing, the U.S. Trustee, once it becomes aware of such Event of Default, shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default: (i) the U.S. Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the U.S. Trustee; and (ii) in the absence of bad faith on its part, the U.S. Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the U.S. Trustee and conforming to the requirements of this Indenture. However, the U.S. Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The U.S. Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this Section 7.1(c) does not limit the effect of Section 7.1(b) hereof;

(2) the U.S. Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the U.S. Trustee unless it is proved that the U.S. Trustee was negligent in ascertaining the pertinent facts; and

(3) the U.S. Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12 hereof.

(d) Every provision of this Indenture that in any way relates to the U.S. Trustee is subject to this Section 7.1.

(e) The U.S. Trustee shall not be liable for interest on any money received by it except as the U.S. Trustee may agree in writing with the Issuer.

(f) Money held in trust by the U.S. Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the U.S. Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

(h) The permissive authorizations, entitlements, powers and rights (including the right to request that the Issuer take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the U.S. Trustee herein shall not be construed as duties.

Section 7.2 Rights of Trustees.

(a) The Trustees may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustees need not investigate any fact or matter stated in the document.

(b) Before either of the Trustees acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. Neither of the Trustees shall be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustees may act through their respective attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) Neither of the Trustees shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustees may consult with their respective counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except for (i) a default under Section 6.1(a) or Section 6.1(b) hereof, or (ii) any other event of which a Trustee has actual knowledge and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustees shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Securities, and such notice is received at the Corporate Trust Offices of the Trustees and references the Securities and this Indenture.

(g) In no event shall a Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) A Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to such Trustee security or indemnity satisfactory to such Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities, exculpations and benefits given to each of the Trustees, including, without limitation, its right to be compensated and indemnified, are extended to, and shall be enforceable by, such Trustee in each of its capacities hereunder, to the other Trustee, the Agents and to each other agent, custodian and Person employed to act hereunder.

(j) The Trustees shall not be required to give any bond or surety in respect of the performance of their respective powers and duties hereunder.

(k) The Trustees may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l) The Issuer will be responsible for making calculations called for under the Securities, including but not limited to determination of redemption price, premium, if any, and any other amounts payable on the Securities. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the Securities. The Issuer will provide a schedule of its calculations to the Trustees when applicable, and the Trustees are entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

(m) The Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but either Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if a Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

Section 7.3 Individual Rights of U.S. Trustee

The U.S. Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not U.S. Trustee. However, in the event that the U.S. Trustee acquires any conflicting interest after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as U.S. Trustee or resign. The U.S. Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4 U.S. Trustee’s Disclaimer

The U.S. Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the U.S. Trustee’s certificate of authentication. Under no circumstances shall the U.S. Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

Section 7.5 Notice of Defaults

If a Default or Event of Default occurs and is continuing and if a Trust Officer of the U.S. Trustee has knowledge thereof as set forth in Section 7.2(f), the U.S. Trustee shall send to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the redemption or required repurchase provisions of such Security), the U.S. Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6 Compensation and Indemnity

(a) The Issuer shall pay to each of the Trustees from time to time, and the Trustees shall be entitled to, reasonable compensation for its services hereunder and under the Securities as the Issuer and the Trustees shall from time to time agree in writing. The Trustees’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse each of the Trustees, as applicable, upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustees in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustees’ respective agents and counsel. Each of the Issuer and the Guarantors, jointly and severally, shall indemnify, defend, protect and hold harmless each of the Trustees (in its individual and trustee capacities) and its respective officers, directors and agents from and against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees and expenses) of any kind and nature whatsoever incurred by it in connection with the acceptance or administration of this Indenture and the trusts thereunder or the performance of its duties hereunder and under the Securities, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). Each Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by either of the Trustees, as applicable, to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim, and the Trustees may each have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not required to reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the either of the Trustees through the Trustees’ respective own willful misconduct or gross negligence.

(b) To secure the Issuer’s payment obligations in this Section 7.7, the Trustees shall have a lien prior to the Securities on all money or property held or collected by the Trustees other than money or property held in trust to pay principal of, premium (if any) and interest on particular Securities.

(c) The Issuer’s obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of any Trustee. Without prejudice to any other rights available to the Trustees under applicable law, when the U.S. Trustee incurs expenses after the occurrence of a Default specified in Sections 6.1(g) or 6.1(h) hereof with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.7 Replacement of Trustees

(a) A resignation or removal of a Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b) A Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the Securities may remove a Trustee by so notifying such Trustee and the Issuer and may appoint a successor Trustee. The Issuer may remove a Trustee if: (i) such Trustee fails to comply with Section 7.10 hereof; (ii) such Trustee is adjudged bankrupt or insolvent; (iii) a custodian or other public officer takes charge of such Trustee or its property; or (iv) such Trustee otherwise becomes incapable of acting.

(c) If a Trustee resigns or is removed by the Issuer or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of such Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of such retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 hereof.

(e) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If either of the Trustees fails to comply with Section 7.10 hereof after written notice thereto, the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of a Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.8 Successor Trustees by Merger

(a) If either the U.S. Trustee or Canadian Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor U.S. Trustee or Canadian Trustee or Agent, as applicable.

(b) If at the time such successor or successors by merger, conversion or consolidation to a Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to such Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to such Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of such Trustee shall have.

Section 7.9 Eligibility; Disqualification

There shall at all times be at least one Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (together with its Affiliates) of at least US$50 million as set forth in its most recent published annual report of condition. Each Trustee hereunder shall comply with TIA Section 3.10(b) to the extent required; provided, however, that there shall be excluded from the operation of TIA Section 3.10(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 3.10(b)(1) are met.

Section 7.10 No Liability for Co-Trustee

No Trustee appointed hereunder shall be personally liable or responsible by reason of any act or omission of any other Trustee hereunder.

Section 7.11 Canadian Trustee

The Issuer has appointed the Canadian Trustee under this Indenture in order to comply with Canadian Securities Laws and the Business Corporations Act (Alberta).

ARTICLE VIII

DISCHARGE AND DEFEASANCE

Section 8.1 Satisfaction and Discharge

This Indenture will be discharged and will cease to be of further effect (except as to rights of transfer or exchange of Securities which shall survive until all Securities have been cancelled and the rights, protections and immunities of the Trustees) as to all outstanding Securities when either:

(a) all the Securities that have been authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the U.S. Trustee for cancellation, or

(b) (i)

all Securities not delivered to the U.S. Trustee for cancellation otherwise (A) have become due and payable, or (B) will become due and payable within one year by reason of a notice of redemption or otherwise, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the U.S. Trustee as trust funds, in trust solely for the benefit of the Holders, cash in U.S. Dollars, Government Securities or a combination of any of the foregoing, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal, premium (if any) and accrued interest to the date of maturity or redemption) under the Securities not theretofore delivered to the U.S. Trustee for cancellation,

(ii)	the Issuer has paid all other sums payable by it under this Indenture, and

(iii)	the Issuer has delivered irrevocable instructions to the U.S. Trustee to apply the deposited money toward the payment of the Securities at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the U.S. Trustee pursuant to Section 8.1(b)(i), the provisions of Section 8.7 and Section 8.8 will survive.

Section 8.2 Option to Effect Legal Defeasance or Covenant Defeasance

The Issuer may, at the option of the Board of Directors of the Issuer evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.3 or Section 8.4 applied to all outstanding Securities upon compliance with the conditions set forth in this Article VIII.

Section 8.3 Legal Defeasance and Discharge

(a) Upon the Issuer’s exercise under Section 8.2 of the option applicable to this Section 8.3, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.5, be deemed to have been discharged from its obligations, other than the provisions contemplated to survive as set forth below, with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities (including the Guarantees thereof), which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 8.6 and 8.8 and the other Sections of this Indenture referred to in paragraphs (i) and (ii) below, and to have satisfied all their other obligations under such Securities, this Indenture and the Guarantees (and the U.S. Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)

the rights of Holders of such Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due solely out of the trust referred to in Section 8.6;

(ii)	the Issuer’s obligations under Article II and Section 4.14;

(iii)	the rights, powers, trusts, duties and immunities of the Trustees, and the Issuer’s obligations in connection therewith under Sections 8.6, 8.7 and 8.8 and Article VII; and

(iv)	this Section 8.3.

(b) Subject to compliance with Section 8.2, the Issuer may exercise its option under this Section 8.3 notwithstanding the prior exercise of its option under Section 8.4.

Section 8.4 Covenant Defeasance

Upon the Issuer’s exercise under Section 8.2 of the option applicable to this Section 8.4, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.5, be released from each of their obligations under the covenants contained in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.13, 4.17 and 5.1(a)(iii) (collectively, the “Defeased Covenants”) with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.5 are satisfied (hereinafter, “Covenant Defeasance”), and such Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders thereof (and the consequences of any thereof) in connection with the Defeased Covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer and the

Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Defeased Covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default hereunder, but, except as specified above, the remainder of this Indenture, such Securities and the obligations of the Guarantors under their respective Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.2 of the option applicable to this Section 8.4, and subject to the satisfaction of the conditions set forth in Section 8.5, the events specified in Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h) and 6.1(i) shall not constitute a Default or Event of Default.

Section 8.5 Conditions to Legal or Covenant Defeasance

(a) In order to exercise either Legal Defeasance under Section 8.3 or Covenant Defeasance under Section 8.4:

(i)

the Issuer must irrevocably deposit with the U.S. Trustee, in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustees, to pay the principal of, premium (if any) and interest on the outstanding Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be,

(ii)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustees an Opinion of Counsel in the United States reasonably acceptable to the U.S. Trustee confirming that:

(A)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(B)	since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(iii)

in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustees an Opinion of Counsel in the United States reasonably acceptable to the U.S. Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(iv)

in the case of Legal Defeasance or Covenant Defeasance, the Issuer shall have delivered to the Trustees an Opinion of Counsel reasonably acceptable to the U.S. Trustee and qualified to practice in Canada or a ruling from Canada Revenue Agency to the effect that Holders of the outstanding Securities who are not resident in Canada should not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of the Legal Defeasance or Covenant Defeasance, as applicable, and should be subject to Canadian federal, provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance, as applicable, had not occurred,

(v)

no Default shall have occurred and be continuing, either (A) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or (B) insofar as Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

(vi)

the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(vii)

the Issuer has delivered to the Trustees an Opinion of Counsel to the effect that, after the expiration of 3 months from the date of deposit and assuming that no intervening bankruptcy event has taken place in respect of the Issuer or any Guarantor between the date of deposit and the expiration of such 3 month period and assuming that no Holder was a non-arm’s length party with respect to the Issuer or any Guarantor under applicable bankruptcy law, the deposit does not constitute a preferential payment that will be recoverable by a trustee in bankruptcy in Canada pursuant to the provisions of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended,

(viii)

the Issuer shall have delivered to the Trustees an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(ix)

the Issuer shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in clauses (i) through (viii) have been complied with.

Section 8.6 Application of Trust Funds

(a) Subject to Section 8.7, any funds or Government Securities deposited with the U.S. Trustee pursuant to Section 8.1 or 8.5 in respect of Securities shall be held by the U.S. Trustee in trust and applied by it in accordance with the provisions of the applicable Securities and this Indenture, to the payment, either directly or through any Paying Agent as the U.S. Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such funds or Government Securities has been deposited with the U.S. Trustee; provided that such funds or Government Securities need not be segregated from other funds or obligations except to the extent required by law.

(b) If (x) the U.S. Trustee or Paying Agent is unable to apply any funds or Government Securities in accordance with Section 8.1 or 8.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or (y) the funds deposited with the U.S. Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Securities when due, then the Issuer’s obligations and the obligations of the Guarantors under this Indenture and the Guarantees will be revived and reinstated and no such defeasance will be deemed to have occurred; provided that if the Issuer or any Guarantor has made any payment in respect of principal of, premium, if any, or interest on any Securities or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer and such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds or Government Securities held by the U.S. Trustee.

Section 8.7 Repayment to the Issuer

Notwithstanding anything in this Article VIII to the contrary, the U.S. Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any funds or Government Securities held by it as provided in Section 8.1 or 8.5 which, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer expressed in a written certification thereof, delivered to the U.S. Trustee (which may be the opinion delivered under Section 8.5(a)(i)), are in excess of the amount thereof that would then be required to be deposited to fully satisfy the obligations of the Issuer under Section 8.1(b)(i) or to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.8 Continuance of Rights, Duties and Obligations

(a) Where trust funds or trust property have been deposited pursuant to Section 8.1 or 8.5, the Holders and the Issuer shall continue to have and be subject to their respective rights, duties and obligations under Article II and Article III.

(b) In the event that, after the deposit of trust funds or trust property pursuant to Section 8.1 or 8.5, the Issuer is required to make an offer to purchase any outstanding Securities pursuant to the terms hereof, the Issuer shall be entitled to use any trust funds or trust property deposited with the U.S. Trustee pursuant to Section 8.1 or 8.5 for the purpose of paying to any Holders of such Securities who have accepted any such offer of the total offer price payable in respect of an offer relating to any such Securities. Upon receipt of an Authentication Order, the U.S. Trustee shall be entitled to pay to such Holder from such trust funds or trust property deposited with the U.S. Trustee pursuant to Section 8.1 or 8.5 in respect of such Securities which is applicable to the Securities held by such Holders who have accepted any such offer of the Issuer (which amount shall be based on the applicable principal amount of the Securities held by accepting offerees in relation to the aggregate outstanding principal amount of all the Securities).

ARTICALE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1 Ordinary Consent

Except as provided in Sections 9.2 and 9.3, this Indenture, the Guarantees or the Securities may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding, and (subject to Section 6.2) any existing Default under, or compliance with any provision of, this Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of a majority in principal amount of the Securities then outstanding.

An amendment or waiver made pursuant to this Article IX shall become effective upon receipt by the Trustees of the requisite number of written consents and the documents required by Section 9.6(c).

Section 9.2 With Consent of Holders of Securities

Notwithstanding Section 9.1, without the consent of each Holder affected, an amendment, supplement or waiver may not:

(a) reduce, or change the maturity of, the principal of any Security;

(b) reduce the rate of or extend the time for payment of interest on any Security;

(c) reduce any premium payable upon redemption of the Securities or change the date on which any Securities are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Securities; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Securities (including pursuant to Sections 4.7 and 4.13) shall not be deemed a redemption of the Securities;

(d) make any Security payable in money or currency other than that stated in the Securities;

(e) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Securities or any Guarantee in a manner that adversely affects the Holders;

(f) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Securities;

(g) waive a default in the payment of principal of or premium, if any, or interest on any Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(h) impair the rights of Holders to receive payments of principal of or premium, if any, or interest on the Securities on or after the due date therefor or to institute suit for the enforcement of any payment on the Securities;

(i) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture; or

(j) make any change in Section 9.1, 9.2 or 9.3.

Section 9.3 Without Consent of Holders of Securities

Notwithstanding Sections 9.1 and 9.2, without the consent of any Holder, the Issuer, the Guarantors and the Trustees may from time to time amend or supplement this Indenture, the Securities or the Guarantees:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of an amalgamation, merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or winding-up or dissolution or sale, lease, transfer, conveyance or other disposition or assignment in accordance with Article V;

(d) to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of this Indenture (to the extent in accordance with this Indenture);

(e) to make any change that would provide any additional rights or benefits to the Holders or would not materially adversely affect the rights of any Holder;

(f) to secure the Securities or any Guarantees or any other obligation under this Indenture;

(g) to evidence and provide for the acceptance of appointment by a successor Trustee;

(h) to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” in the Offering Memorandum; or

(i) to provide for the issuance of Additional Securities in accordance with this Indenture.

Section 9.4 Form of Consent

It is not necessary for the consent of the Holders under Section 9.1 or 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.5 Notice of Amendments

After an amendment or waiver under this Indenture becomes effective, the Issuer shall deliver to Holders of the Securities a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Securities, or any defect therein, will not impair or affect the validity of the amendment.

Section 9.6 Supplemental Indentures

(a) Subject to the provisions of this Indenture, the Issuer and the Trustees may from time to time execute, acknowledge and deliver Supplemental Indentures which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(i)

making such amendments not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Securities which do not affect the substance thereof and which in the opinion of the Trustees relying on an Opinion of Counsel will not be materially prejudicial to the interests of Holders;

(ii)

rectifying typographical, clerical or other manifest errors contained in this Indenture or any Supplemental Indenture, or making any modification to this Indenture or any Supplemental Indenture which, in the Opinion of Counsel, are of a formal, minor or technical nature and that are not materially prejudicial to the interests of the Holders;

(iii)	to give effect to any amendment or supplement to this Indenture or the Securities made in accordance with Section 9.1, 9.2 or 9.3;

(iv)

evidencing the succession, or successive successions, of others to the Issuer or any Guarantor and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; or

(v)

for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustees (relying on an Opinion of Counsel) the rights of neither the Holders nor the Trustees are materially prejudiced thereby.

(b) Unless this Indenture expressly requires the consent or concurrence of Holders, the consent or concurrence of Holders shall not be required in connection with the execution, acknowledgement or delivery of a Supplemental Indenture contemplated by this Indenture.

(c) Upon receipt by the Trustees of (i) an Authentication Order accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, (ii) an Officers’ Certificate stating that such amended or Supplemental Indenture complies with this Section 9.6, and (iii) the documents required under Section 11.4, the Trustees shall join with the Issuer and the Guarantors in the execution of any amended or Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

ARTICALE X

SUBSIDIARY GUARANTEES

Section 10.1 Subsidiary Guarantees

Each Guarantor which is a party hereto or becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.9 hereof, jointly and severally, unconditionally Guarantees to each Holder and to the Trustees and their respective successors and assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at Stated Maturity, or upon redemption, required repurchase pursuant to Section 4.7 or Section 4.13 hereof, acceleration or otherwise, and all other monetary obligations owing by the Issuer under this Indenture (including obligations owing to the Trustees) and the Securities (all the foregoing being hereinafter collectively called the “Indenture Obligations”). The Guarantors further agree that the Indenture Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Indenture Obligation.

The Guarantors waive presentation to, demand of payment from and protest to the Issuer of any of the Indenture Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any Default under the Securities or the Indenture Obligations. The obligations of the Guarantors hereunder shall not be affected by: (i) the failure of any Holder or either of the Trustees to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Indenture Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement; (iv) the release of security, if any, held by any Holder or either of the Trustees for the Indenture Obligations or any of them; (v) the failure of any Holder or either of the Trustees to exercise any right or remedy against any other guarantor of the Indenture Obligations; (vi) any change in the ownership of the Issuer; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity, except for payment of the Securities in full.

The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein constitute a guarantee of payment when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or either of the Trustees to security, if any, held for payment of the Indenture Obligations.

The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.2 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Indenture Obligations or otherwise.

The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Indenture Obligation is rescinded or must otherwise be restored by any Holder or either of the Trustees upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or either of the Trustees has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Issuer to pay any Indenture Obligation when and as the same shall become due, whether at Stated Maturity, upon redemption, required repurchase, acceleration or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustees, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustees an amount equal to the sum of (i) the unpaid principal amount of such Indenture Obligations, (ii) accrued and unpaid interest on such Indenture Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Indenture Obligations of the Issuer to the Holders and the Trustees.

The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustees, on the other hand, (x) the maturity of the Indenture Obligations may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Indenture Obligations, and (y) in the event of any declaration of acceleration of such Indenture Obligations as provided in Article VI, such Indenture Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.1.

The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustees or any Holder in enforcing any rights under this Section 10.1.

Section 10.2 Limitation on Liability

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirm that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustees, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3 Execution and Delivery of Subsidiary Guarantee

The execution by each Guarantor of this Indenture (or a Supplemental Indenture) evidences the Subsidiary Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the U.S. Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

The delivery of any Security by the U.S. Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, the Issuer will comply with the provisions of Section 4.9 hereof.

Section 10.4 Successors and Assigns

Except as otherwise provided in Section 10.9 hereof, this Article X shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustees and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustees, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Securities and the Subsidiary Guarantees.

Section 10.5 No Waiver

Neither a failure nor a delay on the part of either the Trustees or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustees and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.6 Right of Contribution

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Article X. The provisions of this Section 10.6 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustees and the Holders and each Guarantor shall remain liable to the Trustees and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.7 No Subrogation

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of either of the Trustees or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by either of the Trustees or any Holder for the payment of the Indenture Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustees and the Holders by the Issuer on account of the Indenture Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Indenture Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustees and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustees in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustees, if required), to be applied against the Indenture Obligations.

Section 10.8 Modification

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.9 Release of Guarantee

A Guarantor shall be released from its obligations under its Guarantee and its obligations under this Indenture after the occurrence of any of the following:

(a) (i) any sale, exchange or transfer (by amalgamation, merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer does not violate the applicable provisions of this Indenture;

(ii)	the proper designation of any of its Restricted Subsidiaries that is a Guarantor as an Unrestricted Subsidiary;

(iii)

if that Guarantor ceases to guarantee or to be liable for any Triggering Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary), except if the release or discharge thereof results from a demand for payment under such guarantee; or

(iv)	legal or covenant defeasance or satisfaction and discharge of this Indenture as provided under Article VIII; and

(b) the Issuer delivering to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the release of such Guarantor’s Guarantee have been complied with.

Upon delivery to the Trustees the documents required by Section 10.9(b), the Trustees shall execute any documents reasonably requested by the Issuer in writing in order to evidence the release of any Guarantor from its obligations under its Guarantee.

ARTICALE XI

MISCELLANEOUS

Section 11.1 Trust Indenture Act

This Indenture will not be qualified under the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”) nor subject to the terms of the TIA, except those provisions of the TIA that are made part of this Indenture by express reference thereto, and without limiting the generality of the foregoing, TIA §316(b) shall have no application to this Indenture.

Section 11.2 Notices

Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, sent by telecopier, sent by electronic mail in pdf format or delivered by overnight air courier guaranteeing next day delivery, addressed as follows (unless the Issuer and the Trustees agree to another method of delivery):

if to the Issuer or the Guarantors:

Parkland Fuel Corporation

6302, 333 96th Avenue NE

Calgary, Alberta T3K 0S3

Facsimile: [*]

Attention: Legal Team

if to the U.S. Trustee:

Computershare Trust Company, N.A.

Attention: Corporate Trust Dept. - Parkland

8742 Lucent Blvd., Suite 225

Highlands Ranch, CO 80129

Telephone: [*]

E-Mail: [*]

if to the Canadian Trustee:

Computershare Trust Company of Canada

#600, 530-8 Avenue SW

Calgary, Alberta T2P 3S8

Facsimile: [*]

Attention: Manager, Corporate Trust

The Issuer or the Guarantors, by notice to the Trustees, or the Trustees by notice to the Issuer and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears on the registration books of the Registrar by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

All notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered or if delivered electronically, in pdf format; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with Applicable Procedures.

Section 11.3 Communication by Holders with Other Holders

Holders may communicate pursuant to the TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustees, the Registrar and anyone else shall have the protection of the TIA Section 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuer to a Trustee to take or refrain from taking any action under this Indenture, the Issuer shall, if requested, furnish to such Trustee: (i) an Officers’ Certificate in form and substance reasonably satisfactory to such Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to such Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, that the foregoing clause (ii) shall not apply to the execution of any supplement adding a new Guarantor under this Indenture or the release of a Guarantor pursuant to Section 10.9.

Section 11.5 Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 11.6 When Securities Disregarded

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustees shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the U.S. Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.7 Legal Holidays

A “Legal Holiday” is a day that is not a Business Day. Notwithstanding any other provisions of this Indenture, the Securities or the Subsidiary Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

Section 11.8 Governing Law

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.9 Waiver of Jury Trial

THE PARTIES HERETO (AND EACH HOLDER, BY ITS ACCEPTANCE OF A SECURITY) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE OR THE SECURITIES AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY (AND EACH HOLDER, BY ITS ACCEPTANCE OF A SECURITY) ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS INDENTURE IN RELIANCE UPON SUCH WAIVER.

Section 11.10 Submission to Jurisdiction; Waivers; Prescription

(a) Each party to this Indenture or the Securities hereby irrevocably and unconditionally submits to the jurisdiction of (i) the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in Manhattan, New York City) and (ii) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant, for purposes of all legal proceedings arising out of or relating to this Indenture or the Securities or the transactions contemplated hereby or thereby; provided that nothing herein shall be deemed to limit the ability of any party to this Indenture or the Securities to bring suit in any other permissible jurisdiction. The Issuer and each of the Guarantors hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

(b) The Issuer and each of the Guarantors irrevocably appoints Corporation Service Company, with address at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, United States, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or in any New York State court (in either case sitting in Manhattan, New York City) in connection with this Indenture or the Securities. The Issuer and each of the Guarantors agrees that service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided for in Section 11.2, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The Issuer and each of the Guarantors agrees that the failure of such agent to give notice to it of any such service of process shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such (including by reason of the failure of such agent to maintain an office in New

York City), the Issuer and each of the Guarantors agrees promptly to designate a new agent in New York City, on the terms and for the purposes of this Section. Nothing herein shall in any way be deemed to limit the ability of the U.S. Trustee to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the Issuer or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(c) The Issuer and each of the Guarantors will waive any immunity (including sovereign immunity), to the fullest extent permitted by applicable law, from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, the City of New York or in any competent court in Canada.

(d) Claims against the Issuer or any Guarantor for the payment of principal or interest and Additional Amounts in respect of the Securities or the Guarantee, as the case may be, will be prescribed unless made within six years of the due date for payment of such principal or interest and Additional Amounts.

Section 11.11 Force Majeure

In no event shall the Trustees be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustees shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.12 No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee or incorporator of the Issuer or any Guarantor, or shareholder of the Issuer, or annuitant under a plan of which a shareholder of the Issuer is a trustee or carrier shall have any liability for any indebtedness, obligations or liabilities of the Issuer under the Securities or this Indenture or any Guarantor under its Subsidiary Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees. The waiver may not be effective to waive liabilities under applicable securities laws.

Section 11.13 Immunity

Each of the Issuer and the Guarantors hereby waives any claim it may have to immunity (whether sovereign or otherwise), to the fullest extent permitted by applicable law, from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, the City of New York or in any competent court in Canada.

Section 11.14 Conversion of Currency

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Indenture to the Holder from another currency to U.S. Dollars, the Issuer and each Guarantor agree, and each Holder by holding a Security will be deemed to have agreed, to the fullest extent that the Issuer, each Guarantor and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. Dollars with such other currency in the State of New York on the Business Day preceding the day on which final judgment is given.

(b) The Issuer’s and the Guarantors’ obligations to any Holder will, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or a Trustee, as the case may be, of any amount in such judgment currency, such Holder may in accordance with normal banking procedures purchase U.S. Dollars with the judgment currency. If the amount of the U.S. Dollars so purchased is less than the amount originally to be paid to such Holder or such Trustee in the judgment currency (as determined in the manner set forth in Section 11.14(a)), as the case may be, each of the Issuer and the Guarantors, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and the Trustee, as the case may be, against any such loss. If the amount of the U.S. Dollars so purchased is more than the amount originally to be paid to such Holder or such Trustee, as the case may be, such Holder or such Trustee, as the case may be, will pay the Issuer or the applicable Guarantor such excess; provided that such Holder or such Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default under the Securities or this Indenture has occurred and is continuing or if the Issuer or the Guarantors shall have failed to pay any Holder any amounts then due and payable under such Security or this Indenture, in which case such excess may be applied by such Holder or such Trustee to such obligations.

Section 11.15 Successors

All agreements of the Issuer and (except as otherwise provided in Section 10.9 hereof) the Guarantors in this Indenture, the Securities and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustees in this Indenture shall bind their respective successors.

Section 11.16 Multiple Originals; Counterparts

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.17 Severability

In case any provision in this Indenture or in the Securities or the Subsidiary Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.18 Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.19 No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.20 Acts of Holders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Securities; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the U.S. Trustee, where it is hereby expressly required, to the Canadian Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustees and the Issuer if made in the manner provided in this Section 11.20.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the U.S. Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 11.18, the principal amount and serial numbers of Securities held by any Holder, and the date of holding the same, shall be proved by the register of the Securities maintained by the Registrar as provided in Section 2.3.

(d) If the Issuer shall solicit from the Holders of the Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the U.S. Trustee prior to such solicitation pursuant to Section 2.6 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent (to an amendment hereof or otherwise), waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security. After any amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (a) through (j) of Section 9.2, in which case the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Securities.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so itself with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the U.S. Trustee.

Section 11.21 USA PATRIOT Act

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the U.S. Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the U.S. Trustee with information about the Issuer as the U.S. Trustee may reasonably request in order for the U.S. Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 11.22 Canadian Trustee Not Bound to Act

The Canadian Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever the Canadian Trustee, in its sole judgment, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Canadian Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Indenture, provided (i) that the Canadian Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Canadian Trustee’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PARKLAND FUEL CORPORATION

By:	/s/ Robert B. Espey
Name:	Robert B. Espey
Title:	President and Chief Executive Officer

By:	/s/ Michael McMillan
Name:	Michael McMillan
Title:	Chief Financial Officer

Parkland Refining Ltd.
as Guarantor

By:	/s/ Michael McMillan
Name:	Michael McMillan
Title:	Chief Financial Officer

Parkland Refining (B.C.) Ltd.
as Guarantor

By:	/s/ Michael McMillan
Name:	Michael McMillan
Title:	Chief Financial Officer

Parkland Acquisition Ltd.
as Guarantor

By:	/s/ Michael McMillan
Name:	Michael McMillan
Title:	Chief Financial Officer

Elbow River Marketing Ltd.
as Guarantor

By:	/s/ Michael McMillan
Name:	Michael McMillan
Title:	Chief Financial Officer

Les Pétroles Parkland Limitée
as Guarantor

By:	/s/ Michael McMillan
Name:	Michael McMillan
Title:	Chief Financial Officer

Parkland (US) 2 LLC
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Estrella Holdings Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Parkland (U.S.) Holding Corp.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Parkland (U.S.) Supply Corp.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Parkland (U.S.) Acquisition Corp.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Parkland (U.S.) Financing Corp.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Parkland (US) 1 LLC
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

SPF Energy, Inc.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

MVP (U.S.) Holding Corp.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Rhinehart Acquisition Corp.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Farstad Oil, Inc.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Superpumper, Inc.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Missouri Valley Petroleum, Inc.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Rhinehart Oil Co., LLC
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President and Manager

Harts Gas and Food, L.L.C.
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President and Manager

Parkland US LP
as Guarantor

By:	/s/ Douglas Haugh
Name:	Douglas Haugh
Title:	President

Parkland Canada (Holdings) ULC
as Guarantor

By:	/s/ Michael McMillan
Name:	Michael McMillan
Title:	Chief Financial Officer

SOL Investments SEZC
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

SOL Aviation Services Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Sol Petroleum Cayman Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Sol Petroleum Bermuda Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

SOL St. Lucia Ltd.
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

SOL Puerto Rico Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Antilles Shipping Company SEZC
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Antilles Trading Company SEZC
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

SOL Antilles and Guianas Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

SOL EC Ltd.
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Sol Petroleum Jamaica Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

SOL (DR) Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Sol Automarket Limited
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Kingsbridge Business Services Centre Limited as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

ESSO Republica Dominicana SRL
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

Operadora de Estaciones de Servicio A.L. Dominicana SRL
as Guarantor

By:	/s/ Pierre Magnan
Name:	Pierre Magnan
Title:	President

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:	/s/ Michael A. Smith
Name:	Michael A. Smith
Title:	Trust Officer

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:	/s/ Beatriz Fedozzi
Name:	Beatriz Fedozzi
Title:	Corporate Trust Officer

EXHIBIT A

[FACE OF SECURITY]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Canadian Legend, if applicable pursuant to the provisions of the Indenture]

PARKLAND FUEL CORPORATION

5.875% SENIOR NOTES DUE 2027

CUSIP NO. 70137TAP0 and ISIN NO. US70137TAP031

CUSIP NO. C71968AB4 and ISIN NO. USC71968AB412

.

No.	Principal Amount US$

PARKLAND FUEL CORPORATION, a corporation amalgamated under the laws of the Province of Alberta, promises to pay to       , or registered assigns, the principal sum of        United States dollars on July 15, 2027[, or such other principal amount as is indicated on the attached schedule]3.

Interest Payment Dates: January 15 and July 15, commencing [insert first interest payment date]4.

Record Dates: January 1 and July 1.

PARKLAND FUEL CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A. as U.S. Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:

Authorized Signatory

Dated: , 20

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.
[3]	For Global Securities.
[4]	To be January 15, 2020, for Initial Securities.

[BACK OF SECURITY]

PARKLAND FUEL CORPORATION

5.875% SENIOR NOTES DUE 2027

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Parkland Fuel Corporation, a corporation amalgamated under the laws of the Province of Alberta (the “Issuer”), promises to pay interest on the outstanding principal amount of this Security at the rate of 5.875% per annum. The Issuer will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), provided, that the first Interest Payment Date shall be [insert first interest payment date]**. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuer will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Additional Amounts. The Issuer will pay to the Holders such Additional Amounts as may become payable under Section 2.6 of the Indenture.

3. Method of Payment. The Issuer will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 and July 1 next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose, or, at the option of the Issuer, payment of interest may be made by check mailed by such Paying Agent to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities, the Holders of which hold at least US$5,000,000 aggregate principal amount of the Securities and have provided wire transfer instructions to the Issuer and the Paying Agent for an account in the U.S. Such payment will be in U.S. Dollars. Holders must surrender their Securities to the Paying Agent to collect payments of principal and premium, if any.

3. Paying Agent and Registrar. Initially, Computershare Trust Company, N.A. will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice to any Holder, and the Issuer or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.

**	To be January 15, 2020, for Initial Securities.

4. Indenture. The Issuer issued the Securities under an Indenture, dated as of July 10, 2019 (the “Indenture”), among the Issuer, the Guarantors named on the signature pages thereto and Computershare Trust Company, N.A., as the U.S. Trustee, and Computershare Trust Company of Canada, as the Canadian Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Issuer. The Issuer initially has issued US$500,000,000 aggregate principal amount of Securities. The Issuer may issue Additional Securities under the Indenture.

5. Redemption.

(a) At any time or from time to time on or after July 15, 2022, the Issuer, at its option, may redeem all or a part of the Securities at the redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if any, on the Securities to be redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning July 15 of the years indicated below:

Year	Redemption Price
2022	104.406%
2023	102.938%
2024	101.469%
2025 and thereafter	100.000%

(b) At any time or from time to time prior to July 15, 2022, the Issuer, at its option, may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities outstanding (calculating after giving effect to any issuance of Additional Securities), at a redemption price equal to 105.875% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Securities to be redeemed, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided, that (i) at least 50% of the aggregate principal amount of the Securities (including Additional Securities) remains outstanding immediately after giving effect to any such redemption, and (ii) each such redemption occurs not more than 90 days after the date of the closing of the related Qualified Equity Offering.

(c) In addition, at any time prior to July 15, 2022, the Issuer may redeem the Securities, in whole but not in part, at a redemption price equal to the sum of:

(i) 100% of the aggregate principal amount of the Securities to be redeemed, plus

(ii) the Applicable Premium, plus

(iii) accrued and unpaid interest, if any, to the Redemption Date.

(d) Redemption Notices, including, without limitation, upon a Qualified Equity Offering, debt issuance, other offering or other corporate transaction or event, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering, debt issuance, other offering or other corporate transaction or event. If a Redemption Notice is subject to satisfaction of one or more conditions precedent, such Redemption Notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such Redemption Notice, or by the Redemption Date as so delayed. The Issuer may provide in such Redemption Notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(e) Following certain Change of Control Offers, the Issuer may redeem all of the Securities that remain outstanding, at the redemption price and subject to the terms and conditions, set forth in Section 4.13(k) of the Indenture.

(f) Except for any repurchase pursuant to paragraph 5(e), any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Article III of the Indenture.

(g) In addition, the Securities are subject to redemption in certain circumstances pursuant to Section 3.6(e) of the Indenture.

6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar or the U.S. Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Issuer need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Indenture, the Subsidiary Guarantees or the Securities may be amended or supplemented with respect to certain matters specified in the Indenture.

9. Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared (or will become) due and payable in the manner and with the effect provided in the Indenture.

10. Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Issuer on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Security.

11. Authentication. This Security will not be valid until authenticated by the manual signature of the U.S. Trustee or an Authenticating Agent.

12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and the U.S. Trustee may use CUSIP, ISIN or similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Parkland Fuel Corporation

6302, 333 96th Avenue NE

Calgary, Alberta T3K 0S3

Attention: Legal Team

0. Governing Law. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I. D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the U.S. Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.7 or Section 4.13 of the Indenture, check the appropriate box below:

E Section 4.7	E Section 4.13

If you want to elect to have only part of the Security purchased by the Issuer pursuant to Section 4.7 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

US$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the U.S. Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

A-7

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Parkland Fuel Corporation

6302, 333 96th Avenue NE

Calgary, Alberta T3K 0S3

Computershare Trust Company, N.A.

Attention: Corporate Trust Dept. – Parkland

8742 Lucent Blvd., Suite 225

Highlands Ranch, CO 80129

Computershare Trust Company of Canada

#600, 530-8 Avenue SW

Calgary, Alberta T2P 3S8

Re: Parkland Fuel Corporation 5.875% Senior Notes due 2027

CUSIP 70137TAP0 and ISIN US70137TAP031

CUSIP C71968AB4 and ISIN USC71968AB412

Reference is hereby made to the Indenture, dated as of July 10, 2019 (the “Indenture”), among Parkland Fuel Corporation, as issuer (the “Issuer”), the Guarantors named on the signature pages thereto and Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        , (the “Transferor”) owns and proposes to transfer the Security[ies] or beneficial interest in such Security[ies] in the principal amount of $     (the “Transfer”), to       (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S.

[1]	For Securities sold in reliance on Rule 144A
[2]	For Securities sold in reliance on Regulation S

Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3. Check if Transferee will take delivery of a beneficial interest in a Restricted Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act (other than Rule 144A or Regulation S) and any applicable blue sky securities laws of any state of the United States.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-3

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Parkland Fuel Corporation

6302, 333 96th Avenue NE

Calgary, Alberta T3K 0S3

Computershare Trust Company, N.A.

Attention: Corporate Trust Dept. – Parkland

8742 Lucent Blvd., Suite 225

Highlands Ranch, CO 80129

Computershare Trust Company of Canada

#600, 530-8 Avenue SW

Calgary, Alberta T2P 3S8

Re: Parkland Fuel Corporation 5.875% Senior Notes due 2027

CUSIP 70137TAP0 and ISIN US70137TAP033

CUSIP C71968AB4 and ISIN USC71968AB414

Reference is hereby made to the Indenture, dated as of July 10, 2019 (the “Indenture”), among Parkland Fuel Corporation, as issuer (the “Issuer”), the Guarantors named on the signature pages thereto and Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     , (the “Owner”) owns and proposes to exchange the Security[ies] or beneficial interest in such Security[ies] specified herein, in the principal amount of      US$      (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a) Check if Exchange is from beneficial interest in a Restricted Global

[3]	For Securities sold in reliance on Rule 144A.
[4]	For Securities sold in reliance on Regulation S

Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficia7l Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a) Check if Exchange is from beneficial interest in a Restricted Global

Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] E 144A Global Security, E Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-3

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 20 , among [Name of Future Guarantor(s)] (the “New Guarantor”), a subsidiary of Parkland Fuel Corporation, a corporation amalgamated under the laws of the Province of Alberta [or its permitted successor] (the “Issuer”), the existing Guarantors (as defined in the Indenture referred to herein), the Issuer and Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”) under the Indenture referred to herein. The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S E T H

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustees an indenture (the “Indenture”), dated as of July 10, 2019, relating to the 5.875% Senior Notes due 2027 (the “Securities”) of the Issuer;

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Issuer to cause a newly acquired or created Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustees as provided in such Section; and

WHEREAS, pursuant to Section 9.3 of the Indenture, the Issuer, the Guarantors and the Trustees are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Issuer and the Trustees mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustees the Indenture Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustees pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signatures by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

1. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

2. THE TRUSTEES. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustees by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustees subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustees with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:    , 20

[NEW GUARANTOR]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

PARKLAND FUEL CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name:
Title: